UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CapStar Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are hereby invited to participate in the 2023 Annual Meeting of Shareholders of CapStar Financial Holdings, Inc., (the “Annual Meeting", which will be conducted virtually via the Internet.

When	2:00 P.M. Central Time on April 19, 2023.

place	There will be no physical location for shareholders to attend. Shareholders may only participate online by registering to attend at www.proxydocs.com/CSTR.

how to vote

You may vote your shares by Internet or telephone as directed in the accompanying proxy materials. If you receive printed proxy materials, you may also complete, sign, date and return the enclosed proxy card or voting instructions form in the postage paid envelope provided. Voting in any of these ways will not prevent you from accessing or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.

Record Date	You may vote at the Annual Meeting if you are a shareholder of record as of the close of business on February 24, 2023, which is the record date for the meeting.

Items of Business
(1)
To elect the thirteen nominees listed in the accompanying Proxy Statement to our Board of Directors, to serve until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified
(2)
To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers
(3)
To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023
(4)
To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof

PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 19, 2023:

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Shareholder Meeting to be held on April 19, 2023. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022 (“Annual Report”) and proxy card. It is expected that the Proxy Statement and related materials will first be provided to shareholders on or about March 10, 2023. Shareholders have the ability to access the proxy materials at www.proxydocs.com/cstr and complete their proxy card electronically at www.proxypush.com/cstr.

By Order of the Board of Directors,

Amy C. Goodin
Secretary

March 10, 2023

Nashville, Tennessee

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement (this “Proxy Statement”) is furnished by CapStar Financial Holdings, Inc., a Tennessee corporation, on behalf of its Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being made available to shareholders on or about March 10, 2023. When used in this Proxy Statement, the terms “we,” “us,” “our” or the “Company” refer to CapStar Financial Holdings, Inc., and the “Bank” refers to CapStar Bank.

INFORMATION ABOUT THE ANNUAL MEETING

When is and how do I participate in the Annual Meeting?

The Annual Meeting will be held at 2:00 P.M.. Central Time on Friday, April 19, 2023, virtually via the internet. In order to attend the Annual Meeting, you must register at www.proxydocs.com/CSTR. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations. Rules of conduct including procedures for shareholder questions will be posted on the virtual meeting platform. If you encounter any technical difficulties with the virtual meeting during the login or meeting time, please call the technical support number that will be posted on the virtual meeting login page. Certain presentation materials that will be used at the Annual Meeting will be available on our website the day of the Annual Meeting under “News and Events.”

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

(1)
To elect the following thirteen (13) directors to serve until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: L. Earl Bentz, William T. (“Pete”) DeLay, Sam B. DeVane, Thomas R. Flynn, W. Harrison Frist, Jr., Louis A. Green III, Valora S. Gurganious, Myra NanDora Jenne, Joelle J. Phillips, Timothy K. Schools, Stephen B. Smith, James S. Turner, Jr., and Toby S. Wilt (Proposal 1);
(2)
To approve, on a non-binding, advisory basis, the Company’s named executive officer compensation (Proposal 2); and
(3)
To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board recommends that you vote:

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“FOR” the election of each of the thirteen (13) nominees named herein to serve on the Board; and
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“FOR” each of Proposal 2 and Proposal 3.

Will our directors participate at the Annual Meeting?

We expect that all of our directors will participate in the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, February 24, 2023 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, the Company had 21,557,567 shares of common stock outstanding.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” any of the nominees named herein to the Board or you may “WITHHOLD” your vote for any nominee that you specify. For Proposal 2 (advisory vote to approve Named Executive Officer compensation) and Proposal 3 (ratification of the appointment of Elliott Davis, LLC), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. The procedures for voting are set forth below:

Shareholder of Record: Shares Registered Directly in Your Name. You may vote by giving your proxy authorization over the Internet or by telephone using the toll-free number on the proxy card until 2:05 P.M. Central Time on April 19, 2023, the time at which the polls are scheduled to be closed at the virtual Annual Meeting. You may also vote by requesting, completing, signing and dating the proxy card where indicated and mailing the proxy card in the postage paid envelope provided. Whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. If you have already voted by proxy or given your proxy authorization, you may still participate in the virtual Annual Meeting and vote using the Internet or by calling the toll-free number on the proxy card until the time the polls are closed at the Annual Meeting.

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To vote by the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided on the website.
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To vote by telephone, dial the toll-free phone number set forth on the enclosed proxy card using a touch-tone phone. Have your proxy card available and follow the recorded instructions when voting by telephone.
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To vote by mail, request, complete, sign and date the proxy card and return it promptly in the postage paid envelope provided.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the proxy materials from that organization rather than from the Company. As a beneficial owner, you have the right to direct your broker, bank, or other agent how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares.

How many votes do I have?

For each proposal to be voted upon, you have one vote for each share of common stock that you own as of the close of business on the Record Date.

What if I return a proxy card but do not make specific choices?

Properly completed proxies will be voted as instructed on the proxy card. If you are a shareholder of record and you return the proxy card without marking any voting selections, your shares will be voted as follows:

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“FOR” the election of all thirteen (13) director nominees named herein;
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“FOR” the advisory approval of Named Executive Officer compensation; and
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“FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee named herein becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. Under applicable state laws and the rules of the Nasdaq Global Select Market (“Nasdaq”), Proposal 1 (election of directors), Proposal 2 (advisory vote to approve Named Executive Officer compensation) are “non-routine” proposals. Conversely, Proposal 3 (ratification of the appointment of Elliott Davis, LLC) is a “routine” proposal. If a broker, bank, or other agent indicates on a proxy card that it does not have discretionary authority to vote certain shares on Proposals 1, or 2, which are non-routine proposals, then those shares will be treated as broker non-votes for purposes of Proposals 1, or 2, and such shares will not be counted. Conversely, brokers will have the discretionary authority to vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal 3, if you do not instruct your broker otherwise. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for the non-routine proposals presented in this Proxy Statement.

Can I change my vote?

Yes. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

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You may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone;
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You may submit another properly completed proxy card bearing a later date which is received prior to the meeting date; or
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You may send a written notice that you are revoking your proxy. The notice must be sent to 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary, and must be received by 11:59 P.M., Eastern Time on April 18, 2023.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented (via proxy or virtual participation) at the Annual Meeting. As of the close of business on the Record Date, there were 21,557,567 shares of common stock outstanding and entitled to vote. Thus, 10,778,784 shares of common stock must be represented (via proxy or virtual participation) at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote by submitting a proxy card by mail, or by submitting your vote via the Internet address or toll-free telephone number included on your proxy card prior to the time the polls are closed at the virtual Annual Meeting, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or give your proxy authorization over the Internet or by telephone. Additionally, “WITHHOLD” votes, abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn or postpone the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes, if any, with respect to Proposal 1 (election of directors), (ii) “FOR”, “AGAINST” and “ABSTAIN” votes with respect to each of Proposal 2 (advisory vote to approve Named Executive Officer compensation) and Proposal 3 (ratification of the appointment of Elliott Davis, LLC).

How many votes are needed to approve each proposal?

For Proposal 1 (election of directors), if a quorum is present, the director nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of our directors. For purposes of the election of directors, “WITHHOLD” votes and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Despite being elected by a plurality, each director standing for election at the meeting has agreed to resign, effective upon the Board’s acceptance of such resignation, if he or she does not receive a majority vote. If the Board rejects the offered resignation, the director will continue to serve until the next annual shareholders’ meeting and until his or her successor is duly elected or his or her earlier resignation or removal in accordance with our Bylaws. If the Board accepts the offered resignation, the Board, in its sole discretion, may fill the resulting vacancy or decrease the Board’s size.

For each of Proposal 2 (advisory vote to approve Named Executive Officer compensation) and Proposal 3 (ratification of the appointment of Elliott Davis, LLC), if a quorum is present, the Proposals will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The vote on the compensation of our Named Executive Officers is advisory and, therefore, not binding on Capstar, our Board, or its Compensation and Human Resources Committee.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Within four business days after the conclusion of the Annual Meeting, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that announces the final voting results.

Who can help answer any questions I may have?

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy or who desire additional copies of this Proxy Statement or additional proxy cards should contact our Investor Relations department via (i) mail at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email at ir@capstarbank.com or (iii) telephone at (615) 732-6455.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Our Charter and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of between five and 25 directors, with the precise number being determined by our Board from time to time. Effective the date of the Annual Meeting, the Board has fixed the size of our Board at thirteen (13) members.

In accordance with our Bylaws and Tennessee law, our Board oversees the management of the business and affairs of the Company. Our directors are elected annually by our shareholders at our annual meetings of shareholders to serve for one-year terms and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal. Our Board also serves as the Board of our wholly-owned bank subsidiary, CapStar Bank.

At the Annual Meeting, thirteen (13) Directors are being recommended for election to serve on our Board until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee named herein will be unable to serve. There are no family relationships among any of the members of our Board.

Set forth below is the background and qualifications of each director nominee. All of the nominees, with the exception of Messrs. DeLay and Frist are currently serving on our Board.

Director Nominees

L. Earl Bentz—Director

Mr. Bentz, age 72, is one of the founders of CapStar Bank and currently serves as Chair of the Risk Committee and a member of the Nominating and Corporate Governance Committee. Mr. Bentz has served on our Board since 2008. Since 2018, he has been Chairman and Chief Executive Officer of Caymas Boats, a company he founded in 2018 located in Ashland City, Tennessee. Mr. Bentz serves on the board of directors of the Country Music Hall of Fame, and has formerly served on the boards of the Middle Tennessee Council, Boy Scouts of America, the Tennessee Wildlife Resources Foundation, the National Association of Boat Manufacturers, the National Marine Manufacturers’ Association, the Recreational Boating and Fishing Foundation and the Congressional Sportsman’s Foundation. Mr. Bentz attended Clemson University and participated in continuing education programs in business finance at Vanderbilt University; he has also completed the Dale Carnegie Human Relations courses and training. We believe that Mr. Bentz’s business background, which also includes extensive experience in commercial real estate development and start-up companies, gives him valuable insight and enables him to make significant contributions as a member of our board.

William T. (“Pete”) DeLay—Director Nominee

William T. (Pete) DeLay, age 62, is Chief Executive Officer and Principal of Lynwood Ventures, LLC., a Nashville based investment management company. DeLay is the former president and CEO of Nashville-based Sherman-Dixie Concrete Industries, served as lead consultant at Forterra’s Nashville division of Forterra Pipe & Precast, and served as President and CEO of Micelle BioPharma. His previous service includes Board of Trustees of Sewanee-University of the South, the Board of Directors for the American Concrete Pipe Association, and Nashville Board of Advisors for AmSouth Bank and Regions Financial Corp, former Director and Trustee of Martha O’Bryan Foundation and Center. He currently serves on the Executive Committee and Board of Directors for Cheekwood Estate and Botanical Gardens, Board of Director for Nashville Business Coalition, Board of Trustees of Middle Tennessee State University, the Boy Scouts of America, and Vice Chair of the Board of Trustees of Montgomery Bell Academy where he was recently appointed Co-Chairman of the MBA Capital Campaign. He holds a BA degree in Economics from Sewanee-University of the South. We believe that Mr. DeLay’s extensive business experience gives him valuable insight and enables him to make significant contribute as a member of our Board.

Sam B. DeVane—Director

Mr. DeVane, age 63, serves as the Chair of the Audit Committee and as a member of the Compensation and Human Resources Committee. With more than three decades of public accounting experience serving clients throughout the southeast, Mr. DeVane retired as a Partner of Ernst & Young LLP in 2020. During his career he served as EY’s Nashville Office Managing Partner, as EY’s Tennessee Markets Leader, and as a coordinating partner and lead audit partner. The majority of Mr. DeVane’s career involved service to clients in numerous industries including Dollar General Corporation, Tractor Supply Company, and Ryman Hospitality Corporation. He brings to the Board extensive technical accounting, corporate governance, major transactions, strategy, process automation, financial reporting, and risk management experience. A licensed CPA in Tennessee, Mr. DeVane is a member of the American Institute of Certified Public Accountants and Tennessee Society of Certified Public Accountants. He earned a Bachelor of Science degree from the University of Alabama. Mr. DeVane has served on several distinguished professional boards, including United Way of Middle Tennessee (Chair of the Nashville Campaign), Junior Achievement (Centennial Leadership Award recipient), Harding Academy (Treasurer), and the University of Alabama President’s Cabinet and Accounting Advisory Board. We believe Mr. DeVane’s business experience and involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

Thomas R. Flynn—Director

Mr. Flynn, age 50, serves as a member of the Audit Committee and the Compensation and Human Resources Committee. Mr. Flynn has served on our Board since 2008. Mr. Flynn is a director of Flynn Enterprises, LLC, a family owned, multi-national garment manufacturing, sales and distribution company headquartered in Hopkinsville, Kentucky, and serves on the board of Planters Bank, Hopkinsville, for which he is also a member of the audit committee. Mr. Flynn attended Vanderbilt University as a National Merit Scholar, graduating with a bachelor’s degree in English, and subsequently received a law degree from Vanderbilt University Law School. We believe that Mr. Flynn’s leadership in manufacturing and experience as a director in banking, healthcare, and manufacturing concerns, as well as his legal knowledge give him valuable insight and enable him to make significant contributions as a member of our Board.

William H. (“Harrison”) Frist Jr.—Director Nominee

William H. (“Harrison”) Frist, age 39, is Chief Executive Officer at naviHealth where he is responsible for the strategic vision and leadership of the organization. Harrison has been with naviHealth since its founding in 2012 and most recently served as naviHealth’s Chief Operating Officer. Prior to joining naviHealth, Harrison worked as an investment professional focused on the financial services industry for The Carlyle Group and as an investment banker in the Financial Institutions Group at Goldman Sachs. He is active in the community and serves on the board of the Martha O’Bryan Center, which empowers children, youth, and adults in poverty to transform their lives, and The Hermitage, the historic home of President Andrew Jackson. He holds an AB degree in History from Princeton University and an MBA from Harvard Business School. We believe that Mr. Frist’s extensive experience in financial services gives him valuable insight and enables him to make significant contributions as a member of our Board.

Louis A. Green III—Director

Mr. Green, age 70, serves on the Risk Committee and the Compensation and Human Resources Committee, and chairs our Advisory Board for Sumner County, which provides guidance to our management regarding that portion of our market. Mr. Green has served on our Board since 2012. He was an incorporator of American Security, which merged with CapStar in July, 2012. Mr. Green is General Partner of Green & Little, a real estate investment company, and President of Green-Little Corporation, a real estate management company. He holds partnership interests in several companies investing in industrial, commercial and retail real estate. Mr. Green has served as director of Commerce Union Bank of Sumner County and as an advisory director of NationsBank. He attended the University of Tennessee. We believe that Mr. Green’s extensive experience in banking and real estate gives him valuable insight and enables him to make significant contributions as a member of our Board.

Valora S. Gurganious—Director

Ms. Gurganious, age 60, serves on the Nominating and Corporate Governance Committee and the Risk Committee. Ms. Gurganious serves as Partner and Senior Management Consultant for Knoxville-based DoctorsManagement, LLC, assisting clients in all medical specialties and providing services related to operational efficiency, workflow optimization, compliance, IT, accounting, marketing, and strategic planning. She also advises physicians and hospitals across the country on practice valuation, startup, contract negotiation and transition of ownership. Prior to joining DoctorsManagement, Ms. Gurganious served as Chief Operating Officer for Central Florida Sports Medicine and Orthopedic Center in Melbourne, and as Director and Vice Chair — Finance for Wuesthoff Foundation, a $10 million Florida health system foundation. She also held the position of senior vice president with Fleet Investment Advisors and Putnam Investments in Boston for seven years and is a licensed Business Broker in the state of Florida. Ms. Gurganious earned a Bachelor of Arts degree in economics and business administration from Vanderbilt University and M.B.A. from Harvard Business School. She is a Certified Healthcare Business Consultant and a member of the National Society of Certified Healthcare Business Consultants (NSCHBC) as well as Executive Women International (EWI). A dynamic and accomplished speaker, Ms. Gurganious uses her expertise to deliver strategic healthcare and financial lectures at medical conferences across the country. We believe that Ms. Gurganious’ business experience and involvement in the community give her valuable insight and enable her to make significant contributions as a member of our Board.

Myra NanDora Jenne—Director

Ms. Jenne, age 54, serves as Chair of the Compensation and Human Resources Committee and serves as a member of the Audit Committee. Ms. Jenne has served on our Board since her appointment in 2018. Ms. Jenne began practicing law with Carter, Harrod & Cunningham in Athens, Tennessee, and later practiced in Knoxville with Leitner, Williams, Dooley & Napolitan. She currently practices at The Jenne Law Firm in Cleveland, Tennessee, where she served as the firm’s office manager. Ms. Jenne is also working for Patriot Family Homes, a provider of short term rentals with over three hundred homes in twelve states as a Compliance Officer. Ms. Jenne has served on the board of directors of Athens Federal Community Bank and on the Nalls Sherbakoff Group financial advisory board in Knoxville. She has been involved in various civic and charitable organizations in Cleveland over the past twenty years including serving on the boards at the Museum Center at Five Points and the Cleveland Athens Cotillion. She has also served on the Board of Trustees at Broad Street United Methodist Church and serves on several committees at The Baylor School in Chattanooga. She graduated with Honors with a B.S. from the University of Tennessee at Knoxville, where she served as captain of the Tennessee Dance Team. She went on to attend Samford University’s Cumberland School of Law and graduated with a J.D. in 1994. We believe that Ms. Jenne’s extensive leadership experience and professional experience give her valuable insight and enable her to make significant contributions as a member of our Board.

Joelle J. Phillips—Director

Ms. Phillips, age 57, serves on the Audit Committee and the Compensation and Human Resources Committee. Ms. Phillips has served on our Board since 2020. Ms. Phillips began practicing law as law clerk for Hon. Rhesa H. Barksdale of the U.S. Court of Appeals for the Fifth Circuit, and later practiced in Atlanta, Georgia with Long, Aldridge & Norman LLP and in Nashville with Waller Lansden Dortch & Davis, LLP. After serving as General Attorney for both BellSouth and AT&T Tennessee, she now serves as the President of AT&T Tennessee, a position she has held since 2013. Ms. Phillips is involved in several civic and charitable organizations in Nashville, Tennessee, including serving as the Chair for the Drive to 55 Coalition and serving on the boards of Birmingham-Southern College, Tennessee Business Leadership Coalition and Nashville Repertory Theatre. Furthermore, Ms. Phillips was recognized as the Nashville Business Journal Newsmaker of the Year for 2015, Nashville’s Power 100 list, Nashville’s Women Business Leaders of the Year 2014, Tennessee Board of Regents’ Award for Philanthropy and was named one of Nashville’s Outstanding CEOs for 2017. Ms. Phillips graduated magna cum laude with a B.F.A. from Birmingham-Southern College in 1989 and went on to attend Washington & Lee University School of Law where she graduated summa cum laude with a J.D. in 1995. We believe that Ms. Phillips’ professional experience combined with her long history of involvement in the Nashville community give her valuable insight and enable her to make significant contributions as a member of our Board.

Timothy K. Schools—Director, President and Chief Executive Officer of CapStar Financial Holdings, Inc. and CapStar Bank

Mr. Schools, 53, has served as a Director, President, and Chief Executive Officer of CapStar Financial Holdings, Inc. and Capstar Bank since 2019. Previously, he served as President of American Savings Bank, Chief Financial Officer of The South Financial Group, Director of Alabama Power Company Employees Credit Union, Director of First Market Bank, as well as an Issuer Affairs Advisory Board Member of Nasdaq and OTC. Mr. Schools serves on the boards of the Nashville Downtown Partnership, Nashville Sports Council, and Tennessee Business Roundtable. He received an M.B.A. from Emory Business School and a B.B.A., magna cum laude, in Information and Decision Science from James Madison University. We believe that Mr. Schools’ role as CapStar’s Chief Executive Officer and extensive experience as an officer at both smaller and larger financial institutions enable him to make significant contributions as a member of our Board.

Stephen B. Smith—Director

Mr. Smith, age 69, serves as Chair of the Nominating and Corporate Governance Committee and serves on the Risk Committee. Mr. Smith has served on our Board since 2008. He is Chairman of Haury & Smith Contractors, Inc., a building and development company. He is active in the community, having served on the Metropolitan Nashville Planning Commission and the Regional Transit Authority and as Chairman of the Metropolitan Nashville Parks and Recreation board of directors. Mr. Smith served as National Finance Co-Chair for Senator Lamar Alexander’s presidential campaigns in 1996 and 2000, and he achieved Super Ranger status in President George W. Bush’s 2004 campaign. He was National Finance Chairman for Senate Majority Leader Bill Frist’s leadership political action committee, VOLPAC, and serves as Finance Chairman for Senator Bill Haggerty. In addition, he has served on the boards of the FHLB of Cincinnati and Franklin Road Academy, and as director of the First Union National Bank community board. He holds a bachelor’s degree from Middle Tennessee State University, where he serves as Chairman of the Board of Trustees. We believe that Mr. Smith’s business experience and his involvement in the community give him valuable insight and enable him to make significant contributions as a member of our Board.

James S. Turner, Jr.—Director

Mr. Turner, age 53, serves as Chairman of the Board of Directors and was a former Chair of the Credit Committee and a former member of the Nominating and Corporate Governance Committee. Mr. Turner has served on our Board since 2008. He joined MarketStreet Enterprises in 1999 and has served as the Managing Director since 2007. Mr. Turner was a member of the board of directors of the Farmers National Bank Financial Corporation in Scottsville, Kentucky, for more than 15 years. He also serves on the boards of Nashville Downtown Partnership and The Country Music Hall of Fame. He received his bachelor’s degree from Vanderbilt University and his law degree from Vanderbilt University Law School. We believe that Mr. Turner’s experience and knowledge in the commercial real estate industry, his community banking board service, as well as his investment and legal knowledge, give him valuable insight and enable him to make significant contributions as a member of our Board.

Toby S. Wilt—Director

Mr. Wilt, age 79, is one of the founders of CapStar Bank and serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee. He has served on our Board since 2008. Mr. Wilt has nearly four decades of experience in the banking industry. Mr. Wilt is a retired, non-practicing certified public accountant, who is no longer affiliated with the Tennessee Association of Accountants or the AICPA. He practiced accountancy with Ernst & Ernst in the 1970s. He has previously served on the boards of directors of banks and public companies including C&S/Sovran Corporation, Commerce Union Bank, Outback Steakhouse and Genesco Inc. Mr. Wilt currently serves as President of TSW Investment Company, Founding President of Golf Club of Tennessee. Mr. Wilt is also a former board member of First American National Bank and served as Chairman of the Board for the Christie Cookie Company. He earned a B.E. in civil engineering from Vanderbilt University and is a former pilot in the United States Air Force. We believe that Mr. Wilt’s significant experience in banking and as a director of banks and public companies, including his service on various audit and human resource committees, gives him valuable insight and enables him to make significant contributions as a member of our Board.

Required Vote

If a quorum is present, the director nominees will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) FRAMEWORK

CapStar is built and dependent on the vitality of all who live, work, and do business in the communities we serve. As affirmed in our mission statement, our Company seeks to “positively impact our customers’ lives by setting the standard in guidance, responsiveness, flexibility and service.” We believe that how we deliver on our mission will determine how well we create and preserve long-term, sustainable value for our five categories of stakeholders – customers, employees, business partners, communities, and shareholders. While we are delivering positive impacts through our ESG strategies and practices, we also understand that our work for the common interests of our stakeholders requires a commitment that extends well beyond the present, which includes living our core values and making continuous improvement over the course of time.

Social Responsibility - Our People

As a service-oriented business, our long-term success depends on our people, and we are committed to taking a multi-dimensional approach to talent and culture.

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Oversight: Transparency and accountability are critical to driving our recruiting and development practices. We are committed to advancing the leadership of our Board through the inclusion of female and diverse directors, as detailed in the Company’s Nominating and Corporate Governance Committee Charter. With more than 25% female representation, the Company was recognized nationally for its commitment to board diversity by the most recent Women on Boards education and awareness campaign as one of only 52% of Russell 3000 companies earning the distinction. Our Board Diversity Matrix is set forth on our website at https://ir.capstarbank.com/corporate-governance/highlights. Seventy percent of our employees identify as women or people of color. At present, women or people of color comprise 25% of the Executive Management Committee, 35% of the Senior Leadership Council, and 43% of Financial Center Managers.

Within our workforce, we track and monitor employee data such as hiring, promotions and attrition at all levels throughout the Company. We also review performance data and promotion and compensation information to facilitate fair and objective decision-making. During regular reviews of each business unit, senior management engages in focused conversations with employees about their plans and professional development progress.

Annually, the Company invests in an employee engagement survey in partnership with the Gallup organization that specifically focuses on every employee’s basic needs, individual contributions, teamwork, and growth opportunities. In 2022, CapStar’s percent of engaged employees increased from 45% to 47%, defying global, national and best practice organization employee engagement trends that declined following the COVID-19 pandemic in 2021 after a 10-year rise. In addition, CapStar’s 2022 survey participation rate of 87% increased 7% over 2021 and exceeded Gallup’s median response rate of 84%. Survey results also indicated an upward trend in year over year scores for most items measured, and the Bank’s overall engagement mean of 3.97 (on a five-point scale) compares favorably to both the national average engagement ratio and Gallup’s client database which consists of 14.9 million respondents worldwide.

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Talent Vision, Strategy and Development: Our people and culture are critical to the Company’s long-term success. As such, our talent vision and strategy focus on:

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Attracting highly-effective employees whose creativity, collaboration, hard work will lead to innovation and outstanding results.
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Enabling talent and performance management that generates career opportunities and creates future leaders of the organization.
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Empathy towards others that gives us a unique understanding and ability to provide internal and external service excellence.
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Supporting a healthy work-life balance by offering all employees industry-leading paid time off for vacation (four weeks per year), holidays (including birthday), and sick leave.

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Delivering a competitive compensation package, including medical, dental and vision benefits; paid life, disability, and long-term care insurance; and 401(k) employer contribution.
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Allowing employees to share in the positive results of their work by including each position in the Company’s corporate incentive plan.
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Recognizing top sales and service performances company-wide on a quarterly basis, including an Employee of the Year award.

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Diversity, Equity and Inclusion: At CapStar, we are committed to fostering and preserving a culture in which all voices are heard, and everyone makes an impact. Our diversity, equity and inclusion initiatives emphasize recruitment and selection practices, compensation and benefits, and professional development and training of individuals who can bring a wide range of thoughts and experiences. CapStar’s work environment unifies the team across its geographic footprint by encouraging respect, collaboration, and cooperation.

In addition to its efforts in providing a diverse workforce, CapStar plays an active role in aiding the advancement of underrepresented populations within the financial services industry and our communities. In 2020, CapStar launched The Southeastern School of Banking (TSSB) Diversity Scholarship. Annually, the program provides full tuition and housing to three TSSB students. The scholarship not only represents the Company’s continued commitment to helping the next generation of leaders pursue their dreams within our industry, but also creates a more diverse pool of qualified talent by supporting students as they prepare for their careers.

The scholarship offers an exclusive professional development opportunity as admittance to TSSB is reserved for banking professionals and not otherwise available to college students. In addition to classroom and practical curriculum, each scholarship recipient is paired with a CapStar employee mentor during the TSSB program and prioritized for potential CapStar employment opportunities upon graduation from college. Since inception, the Bank has awarded the TSSB Diversity Scholarship to four undergraduates from accredited Tennessee-based colleges and universities.

Social Responsibility - Our Communities

Giving back to our communities through involvement and outreach is a fundamental element of the Company’s mission. We have a strong track record of financial and practical support of nonprofit and charitable causes that help develop better places to live, work, raise families and build businesses. Philanthropy is further fostered by the Company’s “CapStar Cares” program, which gives employees up to 16 hours of paid time off and encourages their participation in volunteer activities. As a strategic objective, we strive for 100% of the Company’s Leadership Council to serve on a community board and 100% of employees to complete at least one annual service project per year.

Focusing on our long-term success, our strategic plan also includes tactics for active and effective engagement among all segments of our communities with oversight by the Company’s Risk Committee. We offer a wide range of products and services to individuals and businesses throughout our footprint with a goal of growing our business and achieving appropriate returns for our shareholders while strengthening our communities.

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Our priority is to deliver outstanding service to our customers without compromising the safe and sound operation of the Bank.
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We provide consumer and business products and services designed to support and strengthen all within the communities we serve.
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We give special consideration to the banking needs (including credit needs) of sustainable small businesses, low-to-moderate income individuals and neighborhoods, and community organizations that show they have a positive and lasting impact on our communities.
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CapStar is an approved lender in the Small Business Administration’s (SBA) Preferred Lender Program. With this designation and our relationship with the SBA, we are able to approve SBA Express and 7(a) program loans. These programs help facilitate start-up business financing, and help eligible small businesses obtain SBA guaranteed financing for a variety of general business purposes. The Bank, participating with Certified

Development Companies (CDCs) nationally, also offers SBA 504 Loans, which support the capital needs of growing businesses.
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As a community bank, CapStar provides financing solutions for businesses, regardless of size. Our Relationship Managers deliver credit solutions to small businesses throughout our footprint with a wide variety of financing products to support the growing of small businesses, including:
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Business term loans for permanent business needs such as equipment, vehicles, or permanent working capital
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Revolving lines of credit to provide short-term working capital for accounts receivable and inventory purchases
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Commercial loans that finance expanding existing space or purchasing new space
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We seek to strengthen our communities by supplying financial and volunteer resources to civic, charitable, educational, and other non-profit community service organizations throughout our footprint. Following are a few specific examples:
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The Bank donated more than $250,000 to non-profit organizations, charitable causes, and community development efforts in 2021-22.
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Our team members volunteered dozens of service hours to organizations that ensure food security, housing, social services, community development, good health care, and opportunities for spiritual development, education, and the arts.
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The Bank sponsors an exclusive digital interactive Financial Literacy Program in four high schools with majority low-to-moderate income students across CapStar’s footprint. In 2021-22, the program reached 904 students with 3,838 hours of learning and 7,677 modules completed, resulting in a 62% knowledge gain (percentage of students scoring higher on tests after passing the modules than prior to being exposed to our platform), a reach increase of 25% and knowledge gain increase of 17% over the previous year.
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Across our footprint, CapStar employees devote time each year to teaching financial literacy and smart money management skills to a variety of community groups. In 2022, courses included personal finance sessions at high schools and adult education centers through Junior Achievement; budgeting and money management lessons at area middle schools through the 4-H Club; and financial abuse red flags and fraud prevention seminars at local senior citizens centers and assisted living facilities.
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Our pandemic response included over 550 loan payment deferrals and other modifications benefitting low-to-moderate income borrowers and those most severely impacted by the pandemic. In addition, we made substantial monetary donations to food banks in our market areas, providing more than 10,000 meals to our neighbors in their time of need. A statewide PPP leader relative to asset size, we also originated 1,485 loans under the Paycheck Protection Program, which resulted in approximately $244.8 million to support local businesses. As we looked forward to an end to the pandemic and worked to wind down PPP loans in 2022, the Bank processed forgiveness applications for 100% of the PPP loans we originated. During what will be remembered as one of the most turbulent periods in recent economic history, CapStar served every business who applied and qualified for a PPP loan, existing client or new, throughout the region.

The Environment

At CapStar, we recognize the impact our operations can have on the environment and we are constantly working to reduce our carbon footprint. We do this by focusing on LED and smart thermostat conversions, timely replacement of HVAC systems in our existing buildings, and the installation of the most energy efficient alternatives in connection with new construction. Further, we mandate the recycling of shred waste as well as striving to optimize building occupancy to limit the adverse impact of unnecessary expansion.

Additionally, we drive reductions in our carbon footprint through the utilization of technology and digital channels, including eSign and electronic document delivery, payments, credit, savings, remittances, online and mobile banking, and imaging systems. We provide access to our proxy materials by Internet in accordance with the “notice and access” proxy rules. We also promote the use of electronic deposit account statements, loan, tax and other notices, and eSign technology, which support efficiency and paper reduction. As a company-wide practice, corporate and customer documents are archived electronically, further reducing printer usage and paper consumption.

Recognizing the importance of third-party vendor and other supplier partnerships, CapStar recently implemented enhanced vendor management software. In 2023 and beyond, the software will collect and monitor climate pledges and other conservational and ecological certifications to ensure alignment with the Bank’s commitment to caring for our environment.

Corporate Governance

CapStar’s Board of Directors is committed to strong corporate governance principles and full transparency in all areas of our operations. Our Board has affirmatively determined that, with the exception of Mr. Schools, our Chief Executive Officer, each of our incumbent directors and director nominees satisfies the requirements for independence under the rules and regulations established by the SEC, Nasdaq, and the FDIC, as well those prescribed in our Corporate Governance Guidelines and the Nominating/Governance Committee Charter. Our guidelines and committee charters are available on our website at “Investor Relations.” Elsewhere within this proxy statement are further details about our corporate governance policies and procedures.

Outlined below are details regarding our commitment to integrity, business ethics, risk management and digital security.

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Integrity and Business Ethics: We are committed to doing what is right, acting with integrity, and holding ourselves accountable. We have an established formal Code of Business Conduct that provides additional clarity and focus on the ethical behavior we expect of all employees and members of our Board. The Code is supported by underlying policies as well as interactive online training that all team members complete annually. Members of the Board also annually acknowledge their obligations under the Code of Ethics and Conflicts of Interest Policy and Corporate Governance Guidelines. It is critical for our team to understand our expectations and always do what is right with no fear of retaliation, which is supported by our Whistleblower Policy.

To further its risk oversight role, the Board has established a set of Corporate Governance Guidelines, which address such matters as Board functions and responsibilities, director qualifications, director nominations, board composition, director meetings, board committees, and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. Our Board consistently seeks to implement leading practices and policies in corporate governance, with an emphasis on maintaining the board’s independence to provide effective oversight of management and ensure accountability to our shareholders. Some of our key corporate governance practices and policies include: (i) our shareholders elect directors annually; (ii) majority voting standard for the election of directors; and (iii) a majority of the Board is required to be comprised of “independent” directors (independence is defined under all applicable requirements of the SEC and Nasdaq). One or more of our directors must also qualify as an “audit committee financial expert,” as defined under applicable rules and regulations of the SEC.

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Enterprise Risk: CapStar has invested beyond most banks of its size in appointing a Chief Risk Officer with oversight responsibility for many of the Company’s risk management groups, including compliance, information security, legal, physical security, regulatory relations, as well as the Bank’s Risk Management Committee. Each aforementioned group provides oversight of business owners who execute risk within the Company’s risk appetite and established policies and controls. Consistent with CapStar’s values, it is the Board’s expectation that management, led by the Chief Risk Officer, regularly report to the Board’s Risk Committee to foster a culture of transparency in recognizing and discussing strategic risk issues facing the bank and industry.

In addition, the Bank employs numerous independent providers that address issues such as internal audit, loan review, external audit, legal, and regulatory. Each of these organizations play a role in providing an independent appraisal of the Bank’s risk appetite, controls, operations and procedures, and reporting. Findings and recommendations are presented to management and the Board’s Risk Committee.

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Data Security and Privacy: CapStar takes great responsibility and invests heavily in protecting customer information and the integrity of its systems. Oversight is led by the Bank’s Information Technology Department and an independent Information Security Officer. The Company has an Information Technology Steering Committee which monitors IT governance and performance, prioritizes IT resources, and reviews information security metrics and industry threats. Our Board’s Risk Committee receives regular reports regarding information technology and information security including a comprehensive overview of the Bank’s information security program annually.

Highlights of our information security governance include:

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The Company maintains an Information Technology and Security Strategic Plan that aligns with the institutional strategic plan.
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The Company employs an in-depth, multi-layered information security strategy, including the use of partners who maintain our security information and event management (SIEM), and a security stack to monitor, detect and provide real time analysis of security alerts as they are generated.
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The security posture includes several layered systems that monitor external and internal threats and events, manage access, and facilitate use of appropriate authentication options.
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The Company validates controls and programs used by internal teams and external partners with regular independent audits and testing of various compromise scenarios.
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The Company invests in threat intelligence and participates in financial services industry and government forums which track and report on cyber and other information security threats.
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The Company routinely performs vulnerability tests.
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The Company’s cyber and information security program regularly incorporates external expertise.
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The Company maintains Payment Card Industry/Data Security Standards certification at the service provider level and an Attestation of Compliance is available upon request.

Board Meetings and Attendance

The Board meets at least quarterly at regularly scheduled meetings. Directors are expected to attend and participate in all meetings, including the Company’s annual meeting of shareholders, and must be willing to devote sufficient time, energy and attention to properly discharging their duties and responsibilities to the Company and the Board effectively. All of our directors then serving on the Board attended the 2022 Annual Meeting of Shareholders.

Independent directors meet in executive session at each Board meeting, with no members of management and only independent directors being present.

During 2022, the Board met on seven (7) occasions. In 2022, each director attended (in person or virtually) at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period in which he or she served on our Board or the respective committees of our Board.

Committees of our Board

Our Board has the authority to appoint committees to perform certain management and administrative functions. During 2022, our Board had four committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Risk Committee, each of which is composed entirely of our independent directors. These committees of our Board also performed the same functions for the Bank. Our Board adopted written charters for each of these committees. As necessary, from time to time, special committees may be established by our Board to address certain issues. The following table shows the composition of each of the committees of our Board during 2022 and the number of times each committee met during 2022:

Name	Audit	Nominating and Corporate Governance	Compensation and Human Resources	Risk
Dennis C. Bottorff (1)		X		X
L. Earl Bentz		X	X	*
Sam B. DeVane	*		X
Thomas R. Flynn	X		X
Louis A. Green III	X		X	X
Valora S. Gurganious		X		X
Myra NanDora Jenne	X		*
Joelle J. Phillips	X	X	X
Stephen B. Smith		*		X
James S. Turner, Jr.		X
Toby S. Wilt	X	X
Number of Meetings in 2022	9	2	4	4

* Member and Committee Chair

(1)
Mr. Dennis C. Bottorff, an independent director, served on the Risk Committee and Nomination and Corporate Governance Committee during 2022 until his term expired at the time of the annual meeting on April 21, 2022.

The table above and the following disclosure provides detail regarding the composition and responsibilities of each of the Board’s committees during the year ended December 31, 2022. During 2022, our Board approved certain committee reassignments, which was effective upon the election of director nominees at the 2022 Annual Meeting. Each Committee and respective Committee assignments, as currently constituted, are described in more detail below.

Audit Committee

Our Audit Committee consists of Mr. DeVane (Committee Chair), Mr. Flynn, Ms. Jenne, Ms. Phillips, and Mr. Wilt. Nasdaq rules and our Audit Committee charter require that our Audit Committee be comprised entirely of independent directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and Nasdaq listing standards and was last reviewed on January 18, 2023. A copy of the Audit Committee’s Charter is available on the Company’s Investor Relations webpage at www.ir.capstarbank.com under the caption “Corporate Governance – Documents & Charters.” The committee is responsible for, among other things: monitoring the integrity of, and assessing the adequacy of, our financial statements, the financial reporting process and our system of internal accounting and financial controls; assisting our Board in ensuring compliance with laws, regulations, policies and procedures; selecting our independent registered public accounting firm and assessing its qualifications, independence and performance; monitoring the internal audit function; reviewing and, if appropriate, pre-approving all auditing and permissible non-audit services performed by the independent public accounting firm; and reviewing and, if appropriate, approving related-party transactions other than those subject to Regulation O. At least once per year, our Audit Committee meets privately with each of our independent registered public accounting firm, management and our internal auditors.

The Board has determined that each of Mr. DeVane, Mr. Flynn, Ms. Jenne, Ms. Phillips, and Mr. Wilt satisfies the requirements for financial literacy under applicable Nasdaq rules, and that each of Mr. DeVane, Mr. Flynn, Ms. Jenne, and Mr. Wilt qualify as an “audit committee financial expert” as defined in the SEC’s rules and regulations.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee consists of Ms. Jenne (Committee Chair), Mr. DeVane, Mr. Flynn, Mr. Green, and Ms. Phillips. Nasdaq rules and our Compensation and Human Resources Committee charter require that our Compensation and Human Resources Committee be comprised entirely of independent directors. The committee is responsible for, among other things, reviewing and approving compensation arrangements with our Chief Executive Officer and other executive officers; advising management with respect to compensation, including equity and non-equity incentives; making recommendations to the Board regarding our overall equity-based incentive programs; administering a performance review process for, and, in collaboration with the Nominating and Corporate Governance Committee; and, in collaboration with the Nominating and Corporate Governance Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers. In addition, the committee annually reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers and recommends compensation levels to the Board based on this evaluation. See “Executive Compensation” for more information.

Our Board has affirmatively determined that each of Ms. Jenne, Mr. DeVane, Mr. Flynn, Mr. Green and Ms. Phillips qualifies as a “non-employee director” for purposes of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Smith (Committee Chair), Mr. Bentz, Ms. Gurganious, and Mr. Wilt. Our Nominating and Corporate Governance Committee charter requires that our Nominating and Corporate Governance Committee be comprised entirely of independent directors. The committee is responsible for, among other things, identifying and recommending to our Board qualified individuals to become directors; nominating candidates for election to our Board to fill vacancies that occur between annual meetings of shareholders; in collaboration with the Compensation and Human Resources Committee, periodically reviewing the succession plan for the Chief Executive Officer and other executive officers; advising our Board with respect to the roles and composition of committees; overseeing the evaluation of our Board; assisting our Board in establishing and maintaining effective corporate governance practices; annually evaluating our Board and committees and providing recommendations to help them function more effectively; and establishing and overseeing a compliance risk program that enables the Company to manage compliance risks related to regulatory and internal and external oversight.

Risk Committee

Our Risk Committee consists of Mr. Bentz (Committee Chair), Mr. Green, Ms. Gurganious and Mr. Smith. The charter of our Risk Committee provides that a majority of the members of the committee must be independent. This committee is responsible for, among other things, assisting our Board in its oversight of our enterprise risk management governance and of the six risk categories included in the banking risk framework established by the Federal Reserve System, which are credit, market, liquidity, operational, legal and reputational risk.

Furthermore, this committee is responsible for monitoring the management of our assets, with a primary focus on loans, other real estate owned, and other customer-related assets; reviewing and monitoring compliance with our Loan and Credit Administration Policy; ensuring review of each criticized and classified loan; reviewing charge-offs and recoveries; monitoring exceptions to loan policies, collateral and financial statements; ensuring that extensions of credit to directors, executive officers and their affiliates are in compliance with law and reviewing loans subject to Regulation O, and, to the extent required by Regulation O and where appropriate, recommending approval of such loans by the full Board; and reviewing progress with respect to management’s goals for improvements in credit quality.

Board and Committee Self-Evaluations

The Board conducts annual self-evaluations and completes questionnaires to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this annual review process and, through its Chair, discusses the input with the full Board. In addition, each committee reviews annually the qualifications and effectiveness of that committee and its members. Each year the Board also reviews the Company’s governance documents and modifies them as appropriate. These documents include the charters for each Board committee, our Corporate Governance Guidelines, our Code of Ethics and Conflicts of Interest Policy and other key policies and practices.

The Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities under our Corporate Governance Guidelines and Code of Ethics and Conflicts of Interest Policy with the intention of maintaining full compliance with all applicable corporate governance requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide for separation of the roles of Chief Executive Officer and Chairman of our Board, a structure which our Board has determined is in the best interests of our shareholders at this time. Mr. Turner serves as Chairman of the Board and Mr. Schools serves as our President and Chief Executive Officer. Mr. Schools also serves as Chief Executive Officer and President of CapStar Bank and as a member of the Bank’s Board.

The Board has determined that our bifurcated leadership structure is appropriate for the Company and our shareholders because it (i) enables Mr. Schools to focus directly upon identifying and developing corporate priorities, executing our business plan and providing daily leadership while concurrently ensuring that Mr. Schools and his intimate knowledge of our Company and of the banking industry generally remain as an invaluable resource to our Board and (ii) assists Mr. Turner in fulfilling his duties of overseeing the implementation of our strategic initiatives, facilitating the flow of information between the Board and management and fostering executive officer accountability.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The Board and its committees receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. At the committee level, (i) the Audit Committee oversees the management of accounting and internal controls that effect financial reporting and internal audit; (ii) the Compensation and Human Resources Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees and the Company’s directors; (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board and potential conflicts of interest and certain regulatory risks; and (iv) our Risk Committee is specifically tasked with helping our Board execute its risk management objectives by overseeing an enterprise-wide approach to risk management, which is structured to achieve our strategic objectives, improve our long-term performance and support growth in shareholder value.

Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. In addition, appropriate committees of the Board receive reports from senior management within the organization to enable the committees to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the Chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.

Service Limitations on Other Boards of Directors

Our Corporate Governance Guidelines require that directors should not serve on the boards of more than four other public companies (or private, not-for-profit or service organization boards that are deemed by the Board to be equivalent) in addition to our Board. The Nominating and Corporate Governance Committee may, in its discretion, grant exceptions to this limit on a case-by-case basis. None of our directors serve on more than four other boards.

Director Nominations

Overview. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, reviewing and selecting individuals who may be nominated for election to the Board. The Nominating and Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Nominating and Corporate Governance Committee also considers director candidates recommended by shareholders in accordance with the Company Bylaws and provides a process for receipt and consideration of any such recommendations. In approving candidates for election as director, the Nominating and Corporate Governance Committee also seeks to ensure that the Board and its committees will satisfy all applicable requirements of the federal securities laws and the corporate governance requirements for Nasdaq-listed issuers.

Committee Selection Process. The Nominating and Corporate Governance Committee regularly assesses the mix of experience, skills, diversity and industries currently represented on our Board, whether any vacancies on the Board are expected due to retirement or otherwise, the experience, skills and diversity represented by retiring directors, and additional skills highlighted during the self-assessment process that could improve the overall quality and ability of the Board to carry out its functions.

The Nominating and Corporate Governance Committee and the Board do not believe the Company should establish term or age limits for its directors. Although such limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the knowledge and contributions of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term or age limits, the Nominating and Corporate Governance Committee reviews each director’s continuation on the Board every year. This review includes the analysis of the Nominating and Corporate Governance Committee regarding each director’s independence and whether any director has had a significant change in his or her business or professional circumstances during the past year.

Prior to completing its recommendation to the Board of nominees for election, the Nominating and Corporate Governance Committee requires each potential candidate to complete a director’s and executive officer’s questionnaire and a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating, and Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the Board of the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the Committee.

Criteria for Director Nominees. In identifying, reviewing and selecting potential nominees for director, the Nominating and Corporate Governance Committee considers individuals from various disciplines and diverse backgrounds. The Nominating and Corporate Governance Committee and Board believe that diversity is an important attribute of the members who comprise our Board and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers in its identification, review and selection of potential director nominees various criteria, including individual integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships, knowledge and experience in matters impacting financial intuitions, and the ability of the individual to devote the necessary time to serving the board of directors of a public company. When re-nominating incumbent directors, the Nominating and Corporate Governance Committee considers among all relevant factors, the individuals contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions, and the Company’s changing needs.

Procedure to be Followed by Shareholders. On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, shareholders and other resources (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described below under “Communications with the Board and Committees.” All candidates are required to meet the criteria outlined above, as well as the director independence and other standards set forth in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nominating and Corporate Governance Committee in its sole discretion.

Shareholder nominations must be made according to the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement under the heading “Additional Information — How and when may I submit a shareholder proposal for the 2023 Annual Meeting of Shareholders?” The Nominating and Corporate Governance Committee strives to evaluate all prospective nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the prospective nominee is recommended by a shareholder, the Nominating and Corporate Governance Committee, another board member or members of management. However, the Nominating and Corporate Governance Committee may request additional information in connection with the evaluation of candidates submitted by shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management. The Nominating and Corporate Governance Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a shareholder and, as a result of that process, will decide whether to recommend a candidate for consideration by the full Board.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that, in conjunction with our committee charters and Board Supervision Policy, set forth the framework within which our Board, assisted by Board committees, direct the affairs of the Company. Our Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, Board committees, Board and committee evaluation processes and selection of new directors. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” regarding corporate governance.

Code of Ethics and Conflicts of Interest Policy

Our Board has adopted a Code of Ethics and Conflicts of Interest Policy (the “Code of Ethics”) governing all of our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and other employees. The Code of Ethics covers compliance with law, fair and honest dealings with us, with competitors and with others, fair and honest disclosure to the public, conflicts of interest, and procedures for ensuring accountability and adherence to the Code of Ethics. We expect that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the SEC and Nasdaq.

Certain Relationships

There are no family relationships between any of our directors, executive officers or persons nominated to become a director or executive officer.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Human Resources Committee (i) is or has ever been an employee of the Company or our Bank, (ii) was, during the last completed fiscal year, a participant in any related-party transaction requiring disclosure under “Certain Relationships and Related Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Communications with the Board and Committees

We have established procedures for shareholders or other interested parties to communicate directly with our Board or with a committee of the Board. Such parties can contact our Board, a committee or a specific director by sending written correspondence by mail to:

CapStar Financial Holdings, Inc.

Attention: Corporate Secretary

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then the Secretary will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

EXECUTIVE OFFICERS

Our Nominating and Corporate Governance Committee annually makes recommendations to our Board concerning the appointment or re-appointment of certain officers of the Company and CapStar Bank, including the Chief Executive Officer and Chief Financial Officer.

Set forth below is background information regarding each of our executive officers as of March 1, 2022, other than Mr. Schools whose biography is set forth above under the caption “Election of Directors —Director Nominees.” There are no family relationships among any of our executive officers. Further, other than the employment agreements described in this Proxy Statement, there are no arrangements or understandings between the executive officers listed below and any other person(s) pursuant to which he or she was selected as an executive officer.

Michael J. Fowler - Chief Financial Officer, CapStar Financial Holdings, Inc.

Mr. Fowler, age 66, has more than 40 years of banking and finance experience having served in senior financial roles at several regional banks. He joined CapStar following the merger of First Horizon National Corp. and IBERIABANK Corporation. For 8 years he served as IBERIABANK’s Executive Vice President, Director of Financial Risk. He began his career with Texas Commerce Bank in Houston (acquired by Chemical Bank, now JPMorgan Chase) where for 15 years he served in management roles related to financial planning, balance sheet management, ALCO and management accounting. Subsequently, he served as Executive Vice President and Treasurer at First Commerce Bank and South Financial Group, and as CFO at GreenBank, acquired by Capital Bank Financial. He earned a bachelor’s degree in finance from Loyola University New Orleans and MBA from the University of Texas at Austin Red McCombs School of Business.

Jennie L. O’Bryan - Chief Administrative Officer, CapStar Financial Holdings, Inc.

Ms. O’Bryan, age 57, is the Chief Administrative Officer of CapStar Bank. Ms. O’Bryan joined the company in 2019 and has more than 35 years of banking experience, most recently serving as vice president of wealth management for US Bank, overseeing private bankers in Ohio, Kentucky, Tennessee and Missouri. Prior to that role, she held regional customer experience and branch management positions. Having served in various capacities at CapStar, she manages both Human Resources and Marketing as the Bank’s Chief Administrative Officer. Ms. O’Bryan is a graduate of Furman University’s School of Retail Bank Management and was management advisor for US Bank’s local Development Network. She has been involved in the past with Habitat for Humanity and United Way, and has served on the board of Junior Achievement.

Christopher G. Tietz - Chief Credit Policy Officer and Executive Vice President of Specialty Banking, CapStar Financial Holdings, Inc.

Mr. Tietz, age 60, is the Chief Credit Policy Officer and EVP of Specialty Banking of CapStar Bank. Mr. Tietz joined the Bank in March 2016 and has over 32 years of banking experience starting as a trainee of First American National Bank in Nashville in 1985 and rising to the position of Executive Vice President and Regional Senior Credit Officer for First American’s West Tennessee Region including oversight of credit functions for private banking, business banking, middle-market, and corporate banking functions. Subsequent to his positions at First American, Mr. Tietz held chief credit officer roles at various banks in the Midwest and Tennessee. His experience includes capital raising activities, asset quality resolution, development of lending initiatives to achieve quality asset growth, and management and resolution of regulatory actions. Mr. Tietz holds a bachelor’s degree from the University of Alabama.

Kenneth E Webb - EVP of Bank Operations CapStar Financial Holdings, Inc.

Mr. Webb, age 69, is the Interim EVP of Bank Operations of CapStar Bank. Mr. Webb was one of the original management team members that founded the company in 2007 and initially served as our Chief Development Officer and most recently as our Middle Tennessee Market Chairman before taking the role of Interim EVP of Bank Operations in November 2022. Mr. Webb is an experienced executive with over 46 years of banking experience. Prior to joining CapStar, Mr. Webb worked for First Tennessee Bank from 1993 to 2007. His last position there was in the Business Strategy Group where he was responsible for a wide range of credit-related initiatives. He also served in several roles managing commercial, corporate and treasury management groups and as President of First Tennessee Bank, Nashville. He began his banking career in 1976 with Commerce Union Bank, and its successor banks after its acquisition by NationsBank, from 1976 to 1993. Mr. Webb is active in charitable work, having served over the years on various non-profit boards and in leadership roles for the Boys & Girls Club of Middle Tennessee, TSU College of Business Economic & Finance advisory board, the Nashville Sertoma Club and Foundation, and St. Henry Catholic Church. He is a native of Lawrence County, Tennessee. Mr. Webb is a graduate of Middle Tennessee State University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions with Related Parties

Our Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers, principal shareholders and their affiliates including corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% percent or more. These loans have all been made in the ordinary course of our business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us. Further, such loans are and will be subject to the policies and procedures regarding related-party transactions discussed below, and they do not present us with more than the normal risk of uncollectibility or other unfavorable characteristics.

Lease of Corporate Headquarters

As of the date of this Proxy Statement, we understand that Mr. Gaylon Lawrence or his affiliates, who, as of the most recent Schedule 13D filed by him with the SEC, owns more than 5% of our common stock, may have an economic interest in the lease of our corporate headquarters located at 1201 Demonbreun Street, Suite 700, Nashville, Tennessee via a direct or indirect ownership in the entity that is our landlord. However, as of the date of this Proxy Statement, we have been unable to ascertain the extent of the ownership of Mr. Lawrence or his affiliates in the landlord entity, and, therefore, we are unable to approximate the dollar value of the interest of Mr. Lawrence or his affiliates in the lease and whether such amount is material. Mr. Lawrence or his affiliates were not 5% or greater shareholders when we originally entered into the lease. During the fiscal year ended December 31, 2022, the Company paid approximately $1,321,642 in rent pursuant to the terms of the lease.

Policies and Procedures Regarding Related-Party Transactions

Transactions involving the Company and/or the Bank and their respective affiliates and insiders are subject to regulatory requirements and restrictions as well as our own policies and procedures. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions, including provisions in our Loan and Credit Administration Policy that place restrictions on the Bank with respect to loans to our executive officers, directors and principal shareholders. Pursuant to its charter, our Risk Committee is responsible for ensuring that extensions of credit to directors, executive officers and their affiliates comply with all applicable law, reviewing loans that are subject to Regulation O and, if required by Regulation O and where appropriate, recommending such loans to the full Board for approval. Our Audit Committee approves all related-party transactions that are not subject to Regulation O.

In addition, our Board has adopted a written policy governing the approval of related-party transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related-party transactions. Related-party transactions, for purposes of the requirements of the SEC and Nasdaq, are transactions in which we are a participant, the amount involved exceeds $120,000 and a related-party has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, 5% or greater shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with management and outside counsel, as appropriate, will review potential related-party transactions to determine if they are subject to the policy. If so, the transaction will be referred to our Audit Committee or, if such transaction is a loan subject to Regulation O, our Credit Committee. In determining whether to approve a related-party transaction, our Audit Committee or Credit Committee, as applicable, will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related-party’s interest in the transaction, the appearance of an improper conflict of interests for any director, executive officer or 5% or greater shareholder, taking into account the size of the transaction and the financial position of the related-party, whether the transaction would impair a director’s independence, the acceptability of the transaction to our regulators and the potential violations of other company policies. Our Related-Party Transactions Policy is available on our website at www.ir.capstarbank.com, as an annex to our Corporate Governance Guidelines.

DIRECTOR COMPENSATION

During 2022, our non-employee directors received compensation for service and attendance based upon the following compensation program guidelines (“2022 Director Compensation Program”):

•
$75,000 annual retainer for the Chairman of the Board;

•
$50,000 annual retainer for directors other than the Chairman

•
Chairs - $7,500 annual retainer for Audit and Risk Committee Chair, $5,000 annual retainer for Nominating and Corporate Governance Committee Chair and $6,000 annual retainer for all other committee Chairs;

•
Members - $7,500 annual retainer for Audit and Risk Committee members; $6,000 annual retainer for Compensation and Human Resources Committee members; $5,000 annual retainer for Nominating and Corporate Governance Committee members; and

•
$500 for each meeting of the Executive Loan Committee.

Other than the retainer for our Chairman of the Board, which is paid in one-third cash in equal monthly payments and two-thirds restricted stock awards, all director compensation is generally paid in equal parts cash and restricted stock awards that vest ratably over three years. The following table sets forth information regarding compensation paid during 2022 to our directors who were not named executive officers:

		Fees Earned or Paid in Restricted Stock
Name (1)	Fees Earned or Paid in Cash	Amount ($)(2)	Actual Number of Restricted Shares (3)	Total
Dennis C. Bottorff (4)	$40,333	$—	—	$40,333
L. Earl Bentz	35,666	35,667	2,010	71,333
Sam B. DeVane	35,500	35,500	2,000	71,000
Thomas R. Flynn	32,750	32,750	1,845	65,500
Louis A. Green III	32,500	32,500	1,831	65,000
Valora S. Gurganious	32,500	32,500	1,831	65,000
Myra NanDora Jenne	34,500	34,500	1,944	69,000
Joelle J. Phillips	31,333	31,333	1,765	62,666
Stephen B. Smith	34,167	34,167	1,925	68,334
James S. Turner, Jr.	45,250	61,917	3,488	107,167
Toby S. Wilt	33,083	33,083	1,864	66,166

(1)
Mr. Schools, our Chief Executive Officer, is not separately compensated for his service on the Board. His compensation for 2022 is set forth below in the Summary Compensation Table. With respect to service on the Board in 2022, Messrs. Bentz and Flynn elected to receive RSUs in lieu of the cash portion of the annual retainer, which resulted in the grant of 4,019 and 3,690 RSUs to each of Messrs. Bentz and Flynn, respectively, on January 26, 2022. Amounts reflected in this column for Messrs. Bentz and Flynn include the cash amounts they each elected to receive in the form of RSUs.
(2)
The amounts set forth in this column represent the value of incentive awards approved by our Board pursuant to our 2022 Director Compensation Program, as described above. The aggregate grant date fair value of restricted stock awards for the year ended December 31, 2022 are computed in accordance with FASB ASC Topic 718 based on the closing price per share of $17.75 on January 18, 2023, the closest practical date prior to the date of the awards. The aggregate number of outstanding and unvested RSUs held by each non-employee director as of December 31, 2022, was as follows: Mr. Bentz (3,223), Mr. DeVane (1,246), Mr. Flynn, (3,154), Mr. Green (2,832), Ms. Gurganious (1,052), Ms. Jenne (2,901), Ms. Phillips (1,951), Mr. Smith (3,077), Mr. Turner (3,365), and Mr. Wilt (3,142).
(3)
The amounts set forth in this column represent the actual number of shares of restricted stock awarded to our directors for the year ended December 31, 2022, determined by dividing the value of awards approved by the Board by the closing price of $17.75 per share on January 18, 2023, the closest practical date prior to the date of the awards , and then rounding to the nearest whole share.
(4)
Mr. Dennis C. Bottorff served as a director during 2022 until his term expired at the time of the annual meeting on April 21, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 24, 2023 by:

•
each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•
each of our directors; director nominees and named executive officers; and
•
all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (3)
5% Shareholders Who Are Not Directors
Blackrock, Inc. (4)	1,682,041	7.8%
Gaylon M. Lawrence, Jr. (5)	1,156,675	5.4%
Directors
L. Earl Bentz (6)	247,190	1.1%
Dennis C. Bottorff	315,991	1.5%
William T. (“Pete”) DeLay	—	*
Sam B. DeVane (7)	7,246	*
Thomas R. Flynn (8)	270,275	1.3%
Harrison Frist	—	*
Louis A. Green, III (9)	119,288	*
Valora S. Gurganious (7)	2,798	*
Myra NanDora Jenne (7)	87,655	*
Joelle J. Phillips (7)	4,165	*
Timothy K. Schools (10)	117,101	*
Stephen B. Smith (11)	57,100	*
James S. Turner, Jr. (7)	310,511	1.4%
Toby S. Wilt (12)	340,193	1.6%
Executive Officers Who Are Not Directors
Michael J. Fowler (7)	8,319	*
Jennie L. O'Bryan (13)	6,945	*
Christopher G. Tietz (14)	75,946	*
Kenneth E. Webb (7)	14,760	*
Directors and Executive Officers as a Group (18 persons)

* Indicates one percent or less.

(1)
Unless otherwise noted, the address for each shareholder listed in the table above is: c/o CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203.
(2)
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, to our knowledge, each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
(3)
As of February 24, 2023, there were 21,557,567 shares of CapStar common stock outstanding.
(4)
The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on January 31, 2023 reporting beneficial ownership as of December 31, 2022. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)
The indicated ownership is based solely upon a Schedule 13D/A filed with the SEC by the beneficial owner on July 24, 2020 reporting beneficial ownership as of July 23, 2020. The address for Mr. Lawrence is 1201 Demonbreun Street, Suite 1460, Nashville, Tennessee 37203.
(6)
Includes shares owned by Mr. Bentz and Bentz Properties LLC, an entity he controls, including 6,633 shares of restricted stock over which Mr. Bentz retains voting control.
(7)
Includes 2,831 shares (Mr. DeVane), 2,447 (Ms. Gurganious), 4,433 (Ms. Jenne), 3,365 (Ms. Phillips), 6,396 (Mr. Turner), 6,931 (Mr. Fowler), 8,540 (Mr. Webb) of restricted stock over which the director/executive retains voting control.
(8)
Includes shares owned by Mr. Flynn and shares held in UTMA on behalf of his two minor children, over which Mr. Flynn has voting and investment control. Also includes 6,421 shares of restricted stock over which Mr. Flynn retains voting control.
(9)
Includes shares owned by Mr. Green and members of his family, of which he does not disclaim investment or voting control. Also includes 4,235 shares of restricted stock over which Mr. Green retains voting control. Mr. Green shares voting and investment power with respect to 11,976 of these shares.

(10)
Includes (i) 20,384 shares of restricted stock over which Mr. Schools retains voting control, (ii) 50,000 shares of our common stock underlying options that are currently exercisable.
(11)
Includes shares owned by Mr. Smith, the Matthew Carlton Smith Family Trust and the Stephen B. Smith Jr. Family Trust. Also includes 4,485 shares of restricted stock over which Mr. Smith retains voting control.
(12)
Includes 4,686 shares of restricted stock over which Mr. Wilt retains voting control. Also includes 70,786 shares owned by WF Partners. Mr. Wilt is the managing partner of WF Partners and has voting and investment power with respect to all such shares.
(13)
Includes (i) 3,845 shares of restricted stock over which Ms. O’Bryan retains voting control and (ii) 495 equivalent shares held by unitized stock fund in the Company’s 401(k) plan based on the $17.32 closing price of the issuer’s common stock on February 24, 2023.
(14)
Includes (i) 5,618 shares of restricted stock over which Mr. Tietz retains voting control, (ii) 1,802 equivalent shares held by unitized stock fund in the Company’s 401(k) plan based on the $17.32 closing price of the issuer’s common stock on February 24, 2023 and (iii) 25,000 shares of our common stock underlying options that are currently exercisable.

DELINQUENT SECTION 16(a) REPORTS

The U.S. securities laws require our executive officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. As a convenience to our directors and executive officers (“company filers”), we (using powers of attorney granted by the company filers to persons in the Company) file these reports on their behalf. Based solely upon a review of the copies of these reports furnished to us during and with respect to 2022, or on written representations that no Form 5 reports were required, we believe that each of those persons filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act, except as follows. As a result of administrative delays, one late Form 4 for one transaction was filed on behalf of each Messrs. Duncan, Moody, Schools, and Wilt and Ms. Goodin, and two late Form 4s were filed on behalf of Messrs. Davis.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and related rules of the SEC, we now provide our shareholders each year with a “say-on-pay” vote – an opportunity to vote on an advisory basis on the compensation paid to our named executive officers (“NEOs”) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Accordingly, you may vote on the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of CapStar Financial Holdings, Inc.’s NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, in the accompanying compensation tables, and the related narrative disclosures in this proxy statement.”

At our 2022 Annual Meeting of Shareholders, over 97% of the votes cast favored the “say- on-pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs. This vote also is not a vote on director compensation, as described under “Director Compensation,” or on our compensation policies as they relate to risk management, as described below under “Risk Mitigating Features” of the “Executive Compensation” section.

Our Board is asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nonetheless, our Board and the Compensation Committee value our shareholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future NEO compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

This section provides details of the 2022 compensation for our NEOs: Timothy K. Schools, President and Chief Executive Officer; Michael J. Fowler, Executive Vice President and Chief Financial Officer; Jennie L. O’Bryan, Executive Vice President and Chief Administrative Officer; Christopher G. Tietz, Chief Credit Policy Officer and Executive Vice President – Specialty Banking; Kenneth E. Webb, Executive Vice President – Bank Operations; Denis J. Duncan, former Chief Financial Officer; and John A. Davis, former Executive Vice President – Operations and Technology.

Compensation Discussion and Analysis

Overview of Executive Compensation Philosophy

Our Compensation Committee is responsible for determining the compensation that is paid or awarded to our Company’s executive officers. The quality and loyalty of our executives is critical to the successful execution of our strategic plan. In line with its pay-for-performance philosophy, the Compensation Committee believes that executives who are provided an opportunity to benefit from outstanding financial performance and shareholder value creation deliver outstanding results. To achieve our goal of attracting, motivating, and retaining highly effective and loyal executives, our compensation framework is built upon the following principles:

▪
Industry Competitive: We are committed to providing compensation and benefits that are competitive with executives in comparable roles taking into account geography, experience, level of responsibility, contribution, and market demand.
▪
Long-Term Perspective: Our perspective is long-term and correspondingly we believe in using both short-term and multi-year performance metrics to incent sustained shareholder value creation without taking undo risk.
▪
Ownership: We believe granting service-based and performance-based equity incentives to executives using multi-year performance metrics and post vesting hold periods align their interests with those of our shareholders. We also encourage executives to maintain meaningful stock ownership in the Company.
▪
Pay for Performance: We believe incentive compensation should comprise a material component of each executive’s total compensation opportunity. Our incentive compensation programs are designed to reward strong financial performance and vary with performance against short-term and multi-year metrics.

The compensation philosophy is reviewed and approved annually by the Compensation Committee. Decisions made by the Compensation Committee and the Board relative to compensation take all current applicable rules, regulations, and guidance into consideration and are made with the goal of being compliant with all such requirements.

2022 Say-on-Pay Vote

The Compensation Committee viewed last year’s 97% shareholder approval of the executive compensation program at such a level as indicating that a substantial majority of shareholders believe our executive compensation program, plan design and governance to be well aligned with our shareholders, their investor experience and business outcomes.

2022 Select Business Highlights

CapStar continued its strong financial performance in 2022, following unprecedented industry results in 2020 and 2021. CapStar was able to achieve these accomplishments, despite a challenging operating environment and limited contributions from the mortgage and Tri-Net businesses, by executing on our four strategic objectives: 1) enhance profitability and earnings consistency, 2) accelerate organic growth, 3) maintain sound risk management, and 4) execute disciplined capital allocation. 2022 performance highlights include:

Performance Metrics	2022 Results	2021 Results
Return on Average Assets	1.24%	1.56%
Return on Average Equity	10.74%	13.38%
Earnings Per Share	$1.77	$2.20
Tangible Book Value Per Share	$14.19	$14.99

CapStar also achieved key operational goals in 2022, including adding key new hires in our existing markets, opening an office in Chattanooga, Tennessee and establishing a new office in Asheville, North Carolina. CapStar was also recognized #14 among the nation’s 300 largest publicly traded banks in Bank Director’s “The Best U.S. Banks” for 2022. Bank Director magazine annually identifies the highest performing U.S. banks based on those institutions that balance growth and profitability, deliver long-term shareholder value, and execute their goals in a safe and sound manner.

Our Compensation Governance Practices

The Company is committed to pay for performance and sound compensation and governance practices, including the following:

WHAT WE DO	WHAT WE DON’T DO
• Tie executive pay to corporate performance	• We do not grant multi-year guaranteed incentive awards for executive officers
• Provide for more than one metric for vesting under our annual cash bonus and performance unit awards	• We do not provide excise tax “gross-ups” upon a change in control in employment agreements
• Use balanced performance metrics which consider both the Company’s absolute performance and its relative performance versus peers	• We do not provide any perquisites to NEOs
• Impose a two-year holding period requirement for earned performance unit awards and restricted stock units	• We do not permit our executives to hedge or pledge Company securities

• Adopted a clawback policy covering all executive officer incentive-based awards for material misstatement of financial performance	• We do not allow for discounting, reloading, or re-pricing of stock options without shareholder approval
• Establish separate metrics for our short-term and long-term incentive plan designs to evaluate performance	• We do not pay dividends or dividend equivalents on shares or units that a participant has not yet earned or that have not vested

Role of Compensation and Human Resources Committee and Management in Determining Compensation for our NEOs

Our Compensation and Human Resources Committee (sometimes referred to in this proxy statement as the “Compensation Committee”) annually reviews our executive compensation program to ensure it achieves our desired goals and is responsible for approving compensation arrangements for each of our NEOs. As part of this process, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of our NEOs and evaluates the performance of the NEOs in light of these goals and objectives. The Compensation Committee approves the compensation levels for the NEOs based on such evaluation, with consideration for each individual’s role and responsibilities within the leadership team. The Compensation Committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking. In determining the long-term incentive component of our executive compensation program, the Compensation Committee considers our performance and relative shareholder return, the value of similar incentive awards to comparable executives of our peers and the awards given to our NEOs in past years.

The Compensation Committee is solely responsible for setting the compensation of Mr. Schools, the Company’s CEO. When the Compensation Committee discusses and approves the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present. The CEO conducts an annual review of the total compensation of each of the other executive officers. The review includes an assessment of each executive officer’s experience, geography, performance, market pay levels, and the market pay levels compared to others available with equivalent skills to fulfill the role. After this review, the CEO consults with the Compensation Committee on the base salaries, target annual and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and the annual equity grants for the executive officers other than the CEO. While the CEO discusses with the Compensation Committee these compensation decision items, the ultimate decisions regarding the compensation for all executive officers, including our NEOs, are made by the Compensation Committee.

Role of Independent Compensation Consultant

The Compensation Committee has the authority under its charter to retain the services of outside advisors. Since 2020, the Compensation Committee has engaged McLagan, which is part of the Human Capital practice at Aon plc, as its independent compensation consultant. In 2022, McLagan assisted in determining the composition of our compensation peer group and reviewed the competitiveness and structure of the compensation programs for our CEO and Board of Directors. At the Compensation Committee’s instruction, McLagan also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant regulatory requirements.

The Compensation Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in the Exchange Act and in applicable Nasdaq listing rules. The Compensation Committee concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Peer Group

The Compensation Committee believes that obtaining relevant market data is very important to making determinations about executive officer compensation. Such information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of CapStar.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and the compensation of executives at our competitors for talent.

In January 2022, the Compensation Committee conducted a comprehensive review of the CEO’s compensation with the assistance of McLagan, the Compensation Committee’s independent consultant. To facilitate that review, the Compensation Committee modified the methodology used for selecting companies for the CEO’s compensation peer group. The peer group used as a reference for the CEO’s 2022 compensation was defined using the following criteria:

•
U.S. bank holding companies with total assets between $2 billion and $10 billion
•
New for 2022 – Developed a composite performance ranking for all U.S. bank holding companies with total assets between $2 billion and $10 billion using four metrics: Return on Average Assets (“ROAA”), Return on Average Equity (“ROAE”), Core Earnings Per Share (EPS) Growth, and Total Shareholder Return (“TSR”) (with each component weighted equally). The Compensation Committee believes that these four metrics are accurate and meaningful measures of a bank’s sustained performance. ROAA, ROAE, and Core EPS Growth were measured utilizing the average of five distinct performance periods: the years ending 2017, 2018, 2019, and 2020, together with January 1, 2021 through September 30, 2021. Total shareholder return was measured using one-year, three-year, five-year, seven-year, and ten-year look back periods from December 31, 2021.
•
Non-performing assets less than 1% of total assets
•
Banks headquartered in the Southeast and located in an identified Metropolitan Statistical Area.

The peer group used as a reference for the CEO’s 2022 compensation consisted of the top 23 companies from the composite performance ranking that are of similar size and business models as CapStar:

Bank First Corporation	Preferred Bank
Blue Ridge Bankshares, Inc.	Parke Bancorp, Inc.
City Holding Co.	PCB Bancorp
Farmers & Merchants Bancorp	Premier Financial Corp.
Farmers National Banc Corp.	QCR Holdings Inc.
German American Bancorp Inc.	Southern First Bancshares, Inc.
Greene County Bancorp	Southern Missouri Bancorp, Inc.
Hingham Institution for Savings	Stock Yards Bancorp, Inc.
Horizon Bancorp Inc.	The First Bancorp, Inc.
Independent Bank Corp.	Washington Trust Bancorp Inc.
Lakeland Financial Corp.	West Bancorp
MVB Financial Corp.

The Compensation Committee did not undertake a comprehensive review of market data to use as a comparison for the compensation of the other NEOs.

2022 Executive Compensation Program

The Compensation Committee selected the components of compensation set forth in the chart below to achieve our executive compensation program objectives. The Compensation Committee annually reviews all components of the program to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy.

Compensation Element	Description	Purpose
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, geography, and external market value	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team
Short-Term Incentives: Annual Cash Incentive Opportunities	Variable cash compensation based on the level of achievement of pre-determined annual corporate goals Cash incentives are capped at a maximum of 150% of each NEO’s Target opportunity

Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve our annual corporate goals, payout levels are determined based on actual financial and operational results

Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Restricted Stock Units (“RSUs”): Restricted stock units that are time-based and vest in three equal annual installments, comprised 40% of award value in 2022

Performance Units (“PSUs”): Performance units that are earned only upon the attainment of 3-year relative performance goals, comprised 60% of award value in 2022

PSUs are capped at 187.5% of each NEO’s target opportunity

Earned PSUs and RSUs are subject to a two-year mandatory holding period

Equity-based incentive opportunities are designed to balance short-term and long-term corporate objectives and serve as a retention tool for executive officers.

2022 Target Pay Mix

The Target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of CapStar’s shareholders, by emphasizing both short- and long-term incentives. The graphics below illustrate the mix of fixed, target annual incentive and target long-term incentive compensation we provided to our CEO and other NEOs for 2022.

Base Salary

The base salaries of our NEOs are set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data and peer data obtained from outside sources, including McLagan. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•
Each NEO’s scope of responsibility
•
Each NEO’s years of experience
•
The geographic area where the NEO is assigned
•
The types and amount of compensation paid to each NEO
•
Our overall financial performance and performance with respect to other aspects to our operations, such as our profitability, growth, asset quality, and other matters, including the status of our relationship with the bank regulatory agencies
•
Each NEO’s individual performance and contributions to our company-wide performance, including leadership and teamwork

In 2022, with the exception of Ms. O’Bryan and Mr. Webb, the Compensation Committee did not make any changes to the base salaries for any of our NEOs based on a recommendation from the CEO to ensure that meaningful increases could be made to non-executive employees for their exceptional service during the ongoing challenging economic environment. The Compensation Committee approved cost of living base salary increases in 2022 for Ms. O’Bryan (2%) and Mr. Webb (less than 1%) based on the factors listed above.

Annual Cash Incentive

The Company provides annual cash incentive awards for our NEOs to motivate and reward the achievement of certain performance metrics. The annual cash incentive provides for cash awards determined pursuant to a formulaic plan based on a set percentage of his or her then-current base salary and the Company’s achievement of pre-defined financial and operational performance targets for the applicable year.

The amount of the payout, if any, under the 2022 annual cash incentive, is based on our achievement against three performance metrics: core bank pre-tax pre-provision income to average assets, return on assets, and earnings per share. The Compensation Committee chose these three measures to focus the NEOs on the strategic priority of enhancing profitability and growth.

A specific percentage weight was allocated to each of these performance metrics as set forth in the table below. The Compensation Committee also established a Threshold, Target and Maximum performance level for each performance metric.

When the Company’s performance reaches the minimum payout level with respect to a particular performance metric, the NEO will receive a cash payment based on the weight of the performance metric, achievement of such performance metric and the amount of the individual’s target bonus opportunity.

Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Actual 2022 Achievement
Operating Core Bank Pre-Tax Pre-Provision (PTPP) Income to Average Assets (1)	20%	1.51%	1.68%	1.85%	1.68%
Return on Assets (ROA)	40%	1.07%	1.20%	1.33%	1.24%
Earnings Per Share (EPS)	40%	$1.55	$1.74	$1.93	$1.77
Total Achieved Bonus Payout (% of Target)					110%
(1)
Operating Core Bank PTPP Income to Average Assets is a non-GAAP financial measure. Operating Core Bank PTPP Income is calculated by adding income before income taxes, provision for loan losses, and acquisition related expenses and subtracting income before taxes attributable to mortgage banking. Core Bank Average Assets is calculated by subtracting average assets attributable to mortgage banking from average assets.

Despite strong performance on the annual bonus metrics, resulting in an achieved annual bonus payout of 110% of target, in October 2022 the CEO and all other NEOs elected to voluntarily forego their annual bonus in an effort to establish a culture of operational excellence following two operational losses and losses in the Company’s Tri-Net division. This decision ensured that non-executive employees would receive as much of the total annual bonus pool as possible.

Name Executive Officer (1)	Target Opportunity (as a % of base salary)	Target Opportunity ($)	Achieved Bonus Payout (% of Target)	2022 Actual Annual Bonus Payout
Timothy K. Schools	50%	$262,500	110%	$0
Michael J. Fowler	40%	$110,000	110%	$0
Jennie L. O’Bryan	40%	$83,200	110%	$0
Christopher G. Tietz	40%	$126,000	110%	$0
Kenneth E. Webb	40%	$97,800	110%	$0
(1)
Mr. Duncan and Mr. Davis were not eligible for the annual incentive due to their departure from the Company during 2022.

Long-Term Equity-Based Incentive Compensation

We provide long-term equity-based incentive compensation to our executive officers, including our NEOs, and other key employees. Long-term equity equity-based compensation (such as RSUs and PSUs) are intended to attract and retain key employees and incentivize them to focus on creating long-term shareholder value while also enabling those persons to participate in CapStar’s long-term success. We believe that a portion of each NEO’s compensation should be tied to the performance of the Company, aligning the officer’s interest with that of our shareholders.

In 2020, the Compensation Committee adopted a new incentive award program using a mix of 60% PSUs and 40% RSUs. Dividend equivalents are accrued on the RSUs and PSUs. The dividend equivalents are deemed to have been reinvested in additional shares of CapStar common stock on each ex-dividend date. The dividend equivalents are paid to the recipient only upon vesting or settlement of the underlying award. The RSUs granted in 2022 vest in equal annual installments over three-years, provided the NEO remains employed by CapStar on each vesting date. Additionally, any vested RSUs are subject to a mandatory holding period until the earlier of: (1) the second anniversary of the vesting date, (2) the date of the termination of the NEO’s employment due to death or disability, or (3) the occurrence of a change in control that results in the acceleration of outstanding RSUs.

The PSUs granted in 2022 have the same three operational performance metrics (relative return on average assets, relative earnings per share growth and relative tangible book value per share growth) as the PSUs granted in 2020 and 2021. Each of the operational performance metrics are measured against all banks with assets between $2 billion and $6 billion that are traded on the Nasdaq Stock

Market and NYSE to determine the number of shares earned. The Compensation Committee views as a relevant and appropriate comparison measurement over a three-year performance period from January 1, 2022 through December 31, 2024. The weighting of performance metrics are as follows: (1) 58.33% will vest based on relative return on average assets, compared to the group of banks, (2) 20.83% o will vest based on relative earnings per share growth, compared to the group of banks, (3) 20.83% will vest based on relative tangible book value per share growth, compared to the group of banks, and the PSU vesting percentage shall be further adjusted by a modifier (up to a 25% increase or decrease) based on the Relative Total Shareholder Return of CapStar’s common stock compared to these same group of banks (“RTSR”).

For each of the three operational performance metrics, the number of PSUs earned by the NEOs will be calculated as follows:

Level of Achievement of Objectives(*)	Percentile Relative to Peer Group	% of PSU Target Award Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

(*) linear interpolation will be used to determine the applicable earning percentage between levels.

If RTSR ranks at or above the 75th percentile, the PSU vesting percentage will be increased by 25%, up to a maximum total payout of 187.5% (i.e.,150% x 125%). If RTSR ranks at or below the 25th percentile, the PSU vesting percentage will be decreased by 25%. If CapStar ranks at the median, there will be no change to the PSU vesting percentage, and for ranks in between the 25th and 75th percentile, the modifier will be determined by linear interpolation between levels. The Compensation Committee has continued to use relative metrics to allow for CapStar’s performance to more fairly absorb macroeconomic factors that are not in the control of the Company, such as economic fluctuations, new accounting standards, and tax rate changes among others. The PSUs earned by our NEOs will vest after the end of the performance period, conditioned upon the continued employment of the executive officer. Further, any earned PSUs will be subject to a mandatory holding period until the earlier of: (1) the second anniversary of the vesting date, (2) the date of the termination of the NEO’s employment due to death or disability, or (3) the occurrence of a change in control.

For 2022, the Compensation Committee determined that the aggregate dollar value of the PSUs and RSUs granted to each NEO equal a percentage of the NEO’s base salary on the date of grant as set forth in the table below, with the RSU and target PSU amounts determined by dividing the applicable percentage of the NEO’s base salary by the fair market value of CapStar’s common stock on the grant date. The percentage of base salary was based on the NEO’s position, responsibilities and historical and expected contributions to CapStar. In April 2022, based on a review of peer and survey data presented by McLagan, the Compensation Committee increased the CEO’s target equity award opportunity for 2022 from 40% to 100% of his base salary, which aligned his compensation package near the median of that of other CEO positions in the peer group. As a result, additional RSUs and PSUs were granted to the CEO in April 2022 in recognition of this increase. On the grant date in 2022, Mr. Webb served in a line related role and therefore only participated in RSU grants.

The Compensation Committee granted the following RSUs and PSUs to each of the NEOs in 2022:

Named Executive Officer	2022 Long-Term Incentive Awards
	Total Target Equity Award Opportunity as a % of Salary	RSUs (#)	Target PSUs (#)
Timothy K. Schools	100%	9,808	14,713
Michael J. Fowler	40%	2,055	3,082
Jennie L. O’Bryan	35%	1,333	2,000
Christopher G. Tietz	40%	2,354	3,531
Kenneth E. Webb	10%	1,130	-
Denis J. Duncan*	N/A	N/A	N/A
John A. Davis*	25%	1,167	1,751

* As a result of their terminations in 2022, described further below in the Potential Payments Upon Termination or Change of Control section, Mr. Duncan was not eligible to be granted a 2022 equity award and Mr. Davis forfeited his 2022 equity awards.

Results of the 2020 PSU Awards

The three-year performance period for the 2020 PSUs ended on December 31, 2022, and the PSUs will vest only upon the Compensation Committee’s certification of the achievement on the applicable performance metrics. As of the filing of this proxy statement, the Compensation Committee is unable to certify the achievement on the operational performance metrics because the Compensation Committee relies on audited financials from the group of banks, which have not yet been disclosed as of this filing. The results of the 2020 PSU awards will be disclosed in a Form 8-K filing once all the financial information has been disclosed by all banks in the comparator group and upon certification by the Compensation Committee. Based on performance on the relative operational metrics (as of 9/30/22) and RTSR (as of 12/31/22), the 2020 PSUs are expected to be earned at 116.23% of target.

Benefits

Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees.

401(k) Plan

Our 401(k) plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. We have elected a safe harbor 401(k) Plan and as such make annual contributions of 3% of the employees’ salaries annually including the NEOs. An employee does not have to contribute to receive the employer contribution.

Risk Mitigating Features

Clawback. Incentive awards provided to our executive officers, including our NEOs, that are earned based on Company financial metrics are subject to our compensation clawback policy. This clawback policy allows us to recoup awards that have been previously paid or awarded under certain circumstances, such as a material misstatement of the Company’s financial performance. Annual cash incentive awards paid and equity awards granted to our NEOs are subject to our “clawback” policy. We will update our clawback policy in accordance with forthcoming Nasdaq listing requirements once the requirements are.

Anti-Hedging Provision. Our insider trading policy sets forth specific restrictions upon trading, such as specified trading windows and blackout periods, must be adhered to. We believe it is improper and inappropriate for our personnel to engage in short-term or speculative transactions involving our stock, so those persons who are subject to the policy are prohibited from the following:

•
Trading while in possession of material non-public information;
•
Tipping information to others;
•
Trading in our securities on a short-term basis (securities should be held for a minimum of six months);
•
Selling our stock short;
•
Buying or selling on an exchange or in any other organized market, puts or calls or other derivative instruments that relate to the future value of our stock;

•
Hedging their investment in our stock through covered calls, collars or other derivative transactions; and
•
Holding our stock in a margin account or pledge a significant amount of our stock as collateral for a loan.

Holding Period Requirements. Any earned PSUs and RSUs are subject to a two-year mandatory holding period from the vesting date.

Employment Agreements and Change in Control and Severance Arrangements with NEOs

In 2022, the Company entered into new employment and change in control agreements with Messrs. Fowler, Schools, Tietz, and Webb, and Ms. O’Bryan. The Compensation Committee chose to enter new employment and change in control agreements with these NEOs to create consistent agreements across the executive team and to better align with market practice. The new employment agreements with each of these NEOs set forth the executive’s position and duties, term of employment, salary, bonus compensation, equity compensation and other employee benefits, as well as providing them with the opportunity to receive certain post-employment payments and benefits in the case of certain terminations of employment. Each of the new employment agreements has a three-year term, and provide that at the end of each month of the three-year term, the term extends automatically for an additional month, such that the term will expire on the third anniversary of such extension date, until any party provides the other party with advance written notice of its desire to cease extending the term. The new change in control agreements set out the amount and type of compensation to which each executive is entitled in the event of a qualifying termination of employment following or leading up to a change in control. Each of the new change in control agreements also has a three-year term, with extension provisions identical to those set forth in the employment agreements. The terms of the new employment and change in control agreements related to the terminations of an executive’s employment or a qualifying termination upon a change in control are described in detail the section entitled “Potential Payments Upon Termination of Change of Control - Executive Employment Agreements’.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and contained in this proxy statement. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board that the CD&A be included in this Proxy Statement.

This report has been furnished by the Compensation and Human Resources Committee of the Board:

Myra NanDora Jenne (Chair)

Sam DeVane

Thomas R. Flynn

Louis A. Green, III

Joelle Phillips

The above Compensation and Human Resources Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other CapStar filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent CapStar specifically incorporates this report by reference therein.

Summary Compensation Table

The following table provides information on the compensation earned by or paid or awarded to each of our NEOs during 2022 2021, and 2020.

Name and Principal Position	Year	Salary	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy K. Schools	2022	$525,000	$499,306	$-	$8,700	$1,033,006
President and Chief Executive Officer -	2021	525,000	201,749	393,750	9,936	1,130,435
CapStar Financial Holdings, Inc.	2020	525,000	200,454	116,736	117,577	959,767
Michael J. Fowler	2022	$268,125	$105,021	$-	$8,063	$381,209
Chief Financial Officer - CapStar Financial Holdings, Inc.

Jennie L. O'Bryan	2022	$207,400	$68,140	$-	$6,222	$281,762
Chief Administrative Officer - CapStar Financial Holdings, Inc.	2021	204,000	20,922	112,620	7,906	$345,448

Christopher G. Tietz	2022	$315,000	$120,313	$-	$8,700	$444,013
Chief Credit Policy Officer and Executive Vice President of	2021	315,000	158,737	189,000	34,799	697,536
Specialty Banking - CapStar Financial Holdings, Inc.	2020	315,000	90,213	107,528	12,703	525,444
Kenneth E. Webb	2022	$244,017	$24,193	$-	$7,320	$275,530
Interim Chief Operations and Technology Officer - CapStar Financial Holdings, Inc.
Denis J. Duncan (4)	2022	$31,202	$-	$-	$385,936	$417,138
Former Chief Financial Officer - CapStar Financial Holdings, Inc.	2021	275,000	116,532	164,999	11,800	568,331

John A. Davis (4)	2022	$216,026	$62,474	$-	$6,481	$284,981
Former Chief Operations & Technology Officer -	2021	250,000	60,048	93,750	10,022	413,820
CapStar Financial Holdings, Inc.	2020	250,000	59,650	53,338	62,112	425,100

(1)
Represents the aggregate grant date fair value of RSUs and PSUs awarded pursuant to CapStar stock incentive plans in the fiscal years shown, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 18 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant date fair value of the RSUs is calculated based on the closing market price of our common stock on the grant date. The grant date fair value of the PSUs is based on the probable outcome of the applicable performance conditions and is calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718. The maximum grant date fair value of the PSUs granted to NEOs in January 2022 is (a) $218,481 for Mr. Schools, (b) $114,419 for Mr. Fowler, (c) $74,250 for Ms. O’Bryan, (d) $131,088 for Mr. Tietz, and (e) $65,006 for Mr. Davis. The maximum grant date fair value of the PSUs granted to Mr. Schools in April 2022 is $327,740.
(2)
The amounts in this column represent the annual incentive bonus earned by the NEOs, as described in the section entitled “Annual Cash Incentive” in the CD&A. As discussed in the CD&A, the NEOs (Schools, Fowler, O’Bryan, Tietz, and Webb), requested that they not be award a 2022 annual incentive bonus in October 2022. NEOs Davis and Duncan were not eligible for the 2022 annual incentive due to their departures from the Company in 2022.
(3)
The amounts in this column for 2022 represent the Company contribution to each NEO’s 401(k). For Mr. Duncan, the 2022 amount in this column also includes $385,000, which was the cash amount paid to him in connection with his departure from the Company in February 2022.
(4)
Neither Messrs. Duncan nor Davis were employed with the Company as of December 31, 2022.

Grants of Plan-Based Awards for 2022

The following table sets forth information relating to grants of plan-based awards to the NEOs during 2022. All non-equity incentive plan awards were made under the Company’s Annual Incentive Plan as it was in effect during 2022, and all awards of stock options, RSUs and PSUs were made under the 2016 Stock Incentive Plan or the 2021 Stock Incentive Plan.

•
“ACI” is the annual cash incentive award payable pursuant to our 2022 annual cash incentive plan.
•
“PSU” is performance-based stock unit awards subject to performance-based vesting.
•
“RSU” is restricted stock unit awards subject to time-based vesting.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name of Executive (1)	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Restricted Units (#) (4)	Grant Date Fair Value of Target Stock Awards ($)
Timothy K. Schools
	ACI		131,250	262,500	393,750
	PSU	1/26/2022				2,207	5,885	11,034		116,523	(5)
	RSU	1/26/2022							3,923	83,991	(6)
	RSU	4/20/2022							5,885	123,997	(6)
	PSU	4/20/2022				3,311	8,828	16,553		174,794	(5)
Michael J. Fowler
	ACI		55,000	110,000	165,000
	PSU	1/26/2022				1,156	3,082	5,779		61,024	(5)
	RSU	1/26/2022							2,055	43,998	(6)
Jennie L. O'Bryan
	ACI		41,600	83,200	124,800
	PSU	1/26/2022				750	2,000	3,750		39,600	(5)
	RSU	1/26/2022							1,333	28,540	(6)
Christopher G. Tietz
	ACI		63,000	126,000	189,000
	PSU	1/26/2022				1,324	3,531	6,621		69,914	(5)
	RSU	1/26/2022							2,354	50,399	(6)
Kenneth E. Webb
	ACI		48,900	97,800	146,700
	RSU	1/26/2022							1,130	24,193	(6)
John A. Davis
	ACI		31,250	62,500	93,750
	PSU	1/26/2022				657	1,751	3,283		37,489	(5)
	RSU	1/26/2022							1,167	24,985	(6)

(1)
Due to Mr. Duncan’s departure from the Company in February 2022, Mr. Duncan was not eligible for the 2022 annual cash incentive and he was not granted any equity awards in 2022.
(2)
The annual cash incentive plan provides a cash payout based on the performance. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for the NEOs. The amount of the annual cash incentive opportunity depends on the base salary of the NEOs for the year. In order for any payout to be earned, performance must be at the threshold level for at least one metric. The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation. As discussed above in the CD&A, despite achieving an annual cash incentive payout at 110% of target, our NEOs (Schools, Fowler, O’Bryan, Tietz, and Webb) requested that they not be awarded an annual cash incentive in October 2022. In connection with Mr. Davis’ departure from the Company in 2022, Mr. Davis forfeited his 2022 annual cash incentive.
(3)
Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs granted to our NEOs in 2022. In connection with Mr. Davis’ departure from the Company in 2022, Mr. Davis forfeited all the PSUs granted to him in 2022.
(4)
Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2022. The RSUs have dividend equivalent rights payable at the same time as the underlying shares are earned. In connection with Mr. Davis’ departure from the Company in 2022, Mr. Davis forfeited all the RSUs granted to him in 2022.
(5)
Amounts disclosed for this award reflect the grant date fair value of the PSUs based on the probable outcome of the applicable performance conditions and was calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718. The PSUs have dividend equivalent rights payable at the same time as the underlying shares are earned.
(6)
Amounts disclosed for this award reflect the grant date fair value of the RSUs, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 18 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Narrative Discussion of the Summary Compensation Table and Grant of Plan-Based Awards Table

The material terms of the pay elements included in the Summary Compensation Table for our NEOs are described above in the CD&A and the specific compensation terms in the new employment agreements with Messrs. Schools, Fowler, Tietz, Webb, and Davis and Ms. O’Bryan are summarized in the table below.

Annual Salary	Annual Bonus	Long-Term Incentive	Other Benefits
▪ Schools: At least $525,000 ▪ Fowler: At least $275,000 ▪ O’Bryan: At least $208,000 ▪ Tietz: At least $315,000 ▪ Webb: At least $244,500 ▪ Davis: At least $250,000

Target opportunities:

▪
Schools: At least 50% of salary
▪
Fowler, O’Bryan, Tietz, Webb: At least 40% of salary
▪
Davis: At least 25% of salary

All annual bonuses have a threshold payout of 50% of target bonus opportunity and maximum payout of 150% of target

		▪ Schools: Target annual equity opportunity not less than 100% of salary ▪ All other NEOs eligible to participate in the Company’s equity award plan	▪ Schools: Eligible for a charitable match annually up to $25,000 ▪ All NEOs eligible to participate in the employee benefit plans generally applicable to other employees

Outstanding Equity Awards at Year End

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards					Stock Awards
Name of Executive (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested (#) (2)	Market Value of Shares of Stock that have not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Timothy K. Schools
	5/22/2019	16,667	—	$14.84	5/22/2029	—	$—	—	$—
	1/27/2021	—	—	—	—	2,016	35,603	9,071	160,194
	1/26/2022	—	—	—	—	2,615	46,181	5,885	103,929
	4/20/2022	—	—	—	—	3,923	69,280	8,828	155,902
Michael J. Fowler
	1/26/2022	—	—	—	—	1,370	24,194	3,082	54,428

Jennie L. O'Bryan
	2/19/2021	—	—	—	—	1,315	23,223	—	—
	1/26/2022	—	—	—	—	889	15,700	3,367	59,461
Christopher G. Tietz
	1/27/2021	—	—	—	—	1,210	21,369	5,443	96,123
	1/26/2022	—	—	—	—	1,569	27,709	3,531	62,357
Kenneth E. Webb
	1/21/2021	—	—	—	—	6,410	113,200	—	—
	1/26/2022	—	—	—	—	753	13,298	—	—

(1)
Messrs. Davis and Duncan, due to their departures during 2022, had no outstanding equity awards as of December 31, 2022.

(2)
RSUs that were granted in January and February 2021 vest over an approximate three-year period from the grant date with one-third of the stock subject to the award vesting on each of December 31, 2021, December 31, 2022, and December 31, 2023. RSUs that were granted in January and April 2022 vest over an approximate three-year period from the grant date with one-third of the stock subject to the award vesting on each of December 31, 2022, December 31, 2023, and December 31, 2024.
(3)
Market value of stock awards was computed by multiplying the closing market price of our common stock at December 31, 2022 ($17.66), by the number of shares of unvested stock.
(4)
Amounts disclosed in this column reflect the number of unearned and unvested PSUs held by our NEOs, based on achievement of all applicable performance goals at the target level. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of each performance period and might be less or more than the number shown in this column. The PSUs have dividend equivalent rights payable at the same time as the underlying shares are earned. For more information regarding PSUs and the operational performance metrics, please refer to the “Long-Term Equity-Based Incentive Compensation” section of the CD&A.
(5)
(6)

Option Exercises and Stock Vested

The following table contains information concerning the vesting of RSUs and PSUs during the fiscal year ended December 31, 2022, for the NEOs.

	Option Exercises and Stock Vested

	Stock Awards

	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name (1)	(#) (2)	($) (3)
Timothy K. Schools	21,437	387,379
Michael J. Fowler	685	12,097
Jennie L. O'Bryan	2,728	51,229
Christopher G. Tietz	13,137	243,145
Kenneth E. Webb	2,300	40,620
Denis J. Duncan	2,443	43,156
(1)
Mr. Davis had no shares vest during 2022.
(2)
Column also includes number of 2020 PSUs at 116.27% of target based on performance on the relative operational metrics (as of September 30, 2022) and RTSR (as of December 31, 2022). We will update this table in a Form 8-K filing once the performance on the relative operational metrics is known as of December 31, 2022.
(3)
Calculated by multiplying the close price of the common stock on the Nasdaq Global Select Market on the date of vesting by the number shares of RSUs acquired upon vesting. For Messrs. Schools and Tietz, the amount reported is the aggregate shares vesting from multiple grants of RSUs. The value of the 2020 PSUs is calculated by multiplying the close price of the common stock on the Nasdaq Global Select Stock on December 31, 2022, by the number of shares expected to be acquired on vesting using the performance on the applicable metrics described in footnote #2 to this table.

Potential Payments Upon Termination or Change of Control

Upon termination of a NEO’s employment with the Company, or upon a change in control, the Company maintains certain agreements, arrangements, plans and programs pursuant to which NEOs are eligible to receive cash severance, equity vesting and other benefits.

Executive Employment Agreements

As discussed above in the CD&A, in 2022 the Company entered into new employment and change in control agreements with Messrs. Schools, Fowler, Tietz, Webb, and Davis and Ms. O’Bryan. Prior to his departure, Mr. Duncan did not have an employment or change in control agreement. Our new employment and change in control agreements with Messrs. Schools, Fowler, Tietz, and Webb and Ms. O’Bryan provide for severance payments and other benefits in connection with the termination of their employment with CapStar in certain circumstances. Mr. Davis resigned from the Company and his employment agreement ceased to be in effect at that time.

Termination Without Cause or for Good Reason Unrelated to a Change in Control. Specifically, our NEOs are entitled to a severance payment and other benefits in the event we terminate their employment agreements without “cause” or the executive resigns for “good reason,” as such terms are defined in the employment agreements, including:

•
Any earned unpaid annual bonus;
•
Amount equal to the greater of the (A) target annual bonus and (B) average of the annual bonuses paid for the last three fiscal years prior to the date of the termination (“Annual Bonus Amount”), pro-rated based on the number of days worked during the year;
•
Amount equal to the product of a severance multiple (three for Mr. Schools and one for the other NEOs) multiplied by the sum of base salary and Annual Bonus Amount;
•
Amount equal to 125% of the monthly premiums for coverage under the Company’s health care and life insurance plan (three years for Mr. Schools and one year for the other NEOs); and
•
Vesting of any outstanding equity awards will be determined in discussion with the Board and the executive considering the circumstances of the termination.

Death or Disability Termination Unrelated to a Change in Control. For a termination of employment due to “death” or “disability” unrelated to a change in control, as such terms are defined in the new employment agreements, our NEOs are each entitled to:

•
Any earned unpaid annual bonus; and
•
Vesting of any outstanding equity awards will be determined in discussion with the Board and the executive considering the circumstances of the termination.

Without Cause or Good Reason Termination in Connection with a Change in Control. For a termination of employment without “cause” or for “good reason” occurring within three-years following, or in anticipation of a “change in control,” as such terms are defined in the new change in control agreements, our NEOs are entitled to severance and other benefits as follows:

•
Any earned unpaid annual bonus;
•
Annual Bonus Amount, pro-rated based on the numbers of days of worked during the year;
•
Amount equal to the product of a severance multiple (three for Mr. Schools, one and one-half for Mr. Fowler; one for Ms. O’Bryan, Mr. Tietz, and Mr. Webb) multiplied by the sum of base salary and the Annual Bonus Amount,
•
Full vesting of all outstanding equity-based awards (with any performance goals deemed satisfied at target), provided that if any equity or incentive plan or award agreement governing such equity-based award provides for more favorable treatment, the terms of such plan or award agreement shall apply (see below);
•
Amount equal to the Company’s contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company in which the executive participates,
•
Amount equal to the product of (A) the sum of (x) 125% of the monthly premiums for coverage under the Company’s health care plan at the maximum level in effect for executive and executive’s dependents as of termination, and (y) 125% of the monthly premium for coverage under life insurance plans of the Company, multiplied by (B) the number of months in the severance period (three years for Mr. Schools, one and one-half for Mr. Fowler, one year for Ms. O’Bryan, Mr. Tietz, and Mr. Webb); and
•
Outplacement services not to exceed $25,000.
•
The change in control agreements provide that if the amounts to be received in connection with a change in control termination would trigger the excise tax on parachute payments, either the payments will be lowered so as not to trigger the excise tax, or they will be paid in full subject to the tax, whichever produces the better net after-tax position.

Death or Disability Termination in Connection with a Change in Control: For a termination of employment due to “death” or “disability” occurring within three-years following, or in anticipation of a “change in control,” as such terms are defined in the new change in control agreements, our NEOs are each entitled:

•
Any earned unpaid annual bonus;
•
Annual Bonus Amount, pro-rated based on the number of days worked during the year;
•
Full vesting of all outstanding equity-based awards (with any performance goals deemed satisfied at target), provided that if any equity or incentive plan or award agreement governing such equity-based award provides for more favorable treatment, the terms of such plan or award agreement shall apply (see below).
•
Upon a “disability” termination, our NEOs are also entitled to disability and other benefits at least equal to the most favorable of those generally provided by the Company.

Following any of the terminations described in this section, our NEOs are subject to non-compete, non-solicitation, non-disparagement, and confidentiality provisions. The non-compete and non-solicitation provisions apply for one-year following the termination of their employment. The non-disparagement and confidentiality provisions apply during the term of employment and survive the end of the term of employment.

Treatment of Equity Awards Upon Termination of Employment for Death or Disability or Change in Control Under Equity Award Agreements

PSUs. Under the terms of the PSU award agreements, upon termination of a NEO’s employment as a result of their death or disability, the outstanding PSUs will vest on such date on a pro-rata basis at target, calculated by multiplying the target number of PSUs by a fraction, the numerator of which equals the number of days between the grant date and the NEO’s death or disability and the denominator equals the total number of days in the performance period. The NEO would be entitled to the payment of any accrued but unpaid dividend equivalents upon such termination as a result of their death or disability. Upon a change in control, the PSU award agreements provide that all unvested PSUs shall vest at the greater of the actual number of PSUs that would have vested if the performance period ended on the date of the change in control or the target number of PSUs and the NEO would be entitled to unpaid dividend equivalents on the PSUs.

RSUs. Under the terms of the RSU award agreements, upon the termination of a NEO’s employment as a result of their death or disability, all unvested RSUs will vest and the NEO would be entitled to the payment of any accrued but unpaid dividend equivalents. None of the NEOs have a contractual entitlement to acceleration of their outstanding RSUs in connection with a change in control under the award agreements.

Options. Under the terms of the option award agreements, upon termination of a NEO’s employment, for any reason other than death of disability, the unvested options will terminate, and the NEO may exercise the vested portion for a period of the earlier of 3 months or the expiration date. Upon termination of an NEO’s employment due to disability, the unvested options will terminate, and the NEO may exercise the vested portion for a period of the earlier of 12 months or expiration date. Upon the NEO’s death, the unvested options terminate and the NEO’s heirs or legal representative may exercise the vested portion for the period of the earlier of up 12 months or expiration date. None of the NEOs have a contractual entitlement to acceleration of their outstanding options in connection with a change in control.

Duncan Separation Agreement

On February 11, 2022, CapStar announced that Mr. Fowler resumed his role as Executive Vice President, Chief Financial Officer effective February 11, 2022, after stepping down temporarily to Treasurer at CapStar in the Fall of 2020 to provide care for his spouse during her 18-month battle with cancer. Mr. Fowler replaced Mr. Duncan, who temporarily served as CapStar’s Chief Financial Officer during this period and departed the Company on February 10, 2022, in connection with Mr. Fowler’s reappointment to the role. The Company and Mr. Duncan entered into a Separation Agreement and General Release (“Separation Agreement”) providing for (1) a payment of $385,000, comprised of one-times salary plus his annual target bonus, and continued vesting of the equity awards (RSUs and PSUs) granted in 2020. As of the filing of this proxy statement, the Company cannot determine the performance on the PSUs granted in 2020. All equity grants awarded in 2021 were forfeited as of his last day of employment. The Separation Agreement also includes a post-termination non-disparagement provision.

The following table outlines the severance compensation payable to the NEOs, assuming separation from service on December 31, 2022, under various employment termination scenarios:

		With Change in Control						Without Change in Control
				Without Cause				Without Cause
				or Good Reason		Death or		or Good Reason		Death or
Name	Compensation Component	No Termination		Termination		Disability		Termination		Disability
Timothy K. Schools
	Cash Severance			2,362,500	(1)			2,362,500	(2)
	RSUs			154,371	(3)	154,371	(3)			154,371	(3)
	PSUs	430,144	(4)	430,144	(4)	430,144	(4)			176,268	(5)
	Benefit Continuation and Outplacement			97,015	(6)			63,315	(7)
	Total:	430,144		3,044,030		584,515		2,425,815		330,639
Michael J. Fowler
	Cash Severance			577,500	(1)			385,000	(2)
	RSUs			24,687	(3)	24,687	(3)			24,687	(3)
	PSUs	55,538	(4)	55,538	(4)	55,538	(4)			17,178	(5)
	Benefit Continuation and Outplacement			47,493	(6)			9,195	(7)
	Total:	55,538		705,218		80,225		394,195		41,865
Jennie L. O'Bryan
	Cash Severance			291,200	(1)			291,200	(2)
	RSUs			38,923	(3)	38,923	(3)			38,923	(3)
	PSUs	35,320	(4)	35,320	(4)	35,320	(4)			10,925	(5)
	Benefit Continuation and Outplacement			34,255	(6)			555	(7)
	Total:	35,320		399,698		74,243		291,755		49,848
Christopher G. Tietz
	Cash Severance			442,853	(1)			442,853	(2)
	RSUs			50,357	(3)	50,357	(3)			50,357	(3)
	PSUs	162,962	(4)	162,962	(4)	162,962	(4)			83,817	(5)
	Benefit Continuation and Outplacement			42,160	(6)			8,460	(7)
	Total:	162,962		698,332		213,319		451,313		134,174
Kenneth E. Webb
	Cash Severance			349,855	(1)			349,855	(2)
	RSUs			130,552	(3)	130,552	(3)			130,552	(3)
	PSUs
	Benefit Continuation and Outplacement			51,610	(6)			17,910	(7)
	Total:	0		532,017		130,552		367,765		130,552
(1)
The amount shown is equal to three times base salary and annual bonus for Mr. Schools, one and a half times base salary and annual bonus for Mr. Fowler, and one times base salary and annual bonus for Ms. O’Bryan, Mr. Tietz, and Mr. Webb. The severance amounts do not include the 2022 annual bonus because, as discussed in the CD&A, the NEOs voluntarily relinquished a 2022 bonus payout. As such, no 2022 annual bonus payout would be due to them if they terminated as of December 31, 2022.
(2)
The amount shown is equal to three times base salary and annual bonus for Mr. Schools and one times base salary and annual bonus for Messrs. Fowler, Tietz, and Webb and Ms. O’Bryan. The severance amounts do not include the 2022 annual bonus because, as discussed in the CD&A, the NEOs have voluntarily relinquished a 2022 bonus payout. As such, no 2022 annual bonus payout would be due to them if they terminated as of December 31, 2022.
(3)
All unvested RSUs will vest. The amount shown is the market value of all unvested RSUs based on the closing stock price on December 31, 2022, of $17.66 plus the cash value of the dividend equivalents accrued thereon.
(4)
The unvested PSUs will vest at the greater of actual performance of the goals on the date of the change in control or target. The amount shown is the value of all unvested PSUs based on performance of the goals as of December 31, 2022, and the closing stock price on December 31, 2022 of $17.66 plus the cash value of the dividend equivalents accrued thereon.
(5)
The amount shown is the value of all PSUs that will vest pro-rata at target with such pro ration calculated as described above on page 36 based on the closing stock price on December 31, 2022, of $17.66 plus the cash value of the dividend equivalents accrued thereon.
(6)
The amount shown is 125% of the estimated monthly cost to the Company of medical, dental, life and disability coverage to continue for three years for Mr. Schools, one and half years for Mr. Fowler, and one year for Ms. O’Bryan, Mr. Tietz, and Mr. Webb. In addition, each amount shown includes $25,000 for outplacement services and an amount to equal one-year of the Company's contribution to each NEO's tax-qualified defined contribution plan.

(7)
The amount shown is 125% of the estimated monthly cost to the Company of medical, dental, life and disability coverage to continue for three years for Mr. Schools, one and half years for Mr. Fowler, and one year for Ms. O’Bryan, Mr. Tietz, and Mr. Webb.

Pension Benefits

The company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the company’s 401(k) plan..

Nonqualified Deferred Compensation Plans

The company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our President and Chief Executive Officer ("CEO"), using certain permitted methodologies described below. To determine this pay ratio and our median employee, we looked at our employee population and utilized data as of October 15, 2022 (the “Determination Date”).

We identified the median employee by aggregating each employee’s wages paid in our payroll system and ranking this compensation measure for our employees from lowest to highest for employees who were employed on the Determination Date. This calculation was performed for all employees, excluding our CEO, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any material assumptions, adjustments or estimates with respect to total compensation. After identifying the median employee based on total cash compensation, we calculated annual total compensation for our median employee and our CEO using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

For 2022, the combined annual total compensation for our CEO as reported in the Summary Compensation Table, was $1,033,006. The total compensation of our median employee was $59,043, resulting in an estimated pay ratio of 17:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

As required by Item 402(u) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total Compensation for Timothy Schools¹ ($)	Compensation Actually Paid to Timothy Schools¹˒²˒³ ($)	Average Summary Compensation Table Total Compensation for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Return on Average Assets⁵ (%)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	1,033,006	857,140	347,439	262,749	111.20	102.65	39.0	1.24
2021	1,130,435	1,554,337	506,284	580,688	130.02	113.25	48.7	1.56
2020	959,767	947,999	676,234	661,680	90.12	85.57	24.7	0.94

1. Timothy Schools was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Christopher Tietz	Jennie O'Bryan	Michael Fowler
John Davis	Christopher Tietz	Jennie O'Bryan
Robert Anderson	Denis Duncan	Christopher Tietz
	John Davis	Ken Webb
Denis Duncan
John Davis

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total Compensation with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total Compensation for Timothy Schools ($)	Exclusion of Stock Awards for Timothy Schools ($)	Inclusion of Equity Values for Timothy Schools ($)	Compensation Actually Paid to Timothy Schools ($)
2022	1,033,006	(499,306)	323,440	857,140
2021	1,130,435	(201,749)	625,651	1,554,337
2020	959,767	(200,454)	188,686	947,999

Year	Average Summary Compensation Table Total Compensation for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	347,439	(63,357)	(21,333)	262,749
2021	506,284	(89,060)	163,464	580,688
2020	676,234	(49,954)	35,400	661,680

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Timothy Schools ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Timothy Schools ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Timothy Schools ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Timothy Schools ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Timothy Schools ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Timothy Schools ($)	Total - Inclusion of Equity Values for Timothy Schools ($)
2022	375,203	(52,027)	58,175	(57,911)	0	0	323,440
2021	300,546	178,700	42,898	103,507	0	0	625,651
2020	253,407	(23,245)	0	(41,476)	0	0	188,686

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	40,681	(9,167)	8,081	(4,516)	(56,412)	0	(21,333)
2021	116,658	28,186	12,839	5,781	0	0	163,464
2020	63,151	(4,256)	0	(23,495)	0	0	35,400

4. The Peer Group TSR set forth in this table utilizes the ABA Nasdaq Community Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the ABA Nasdaq Community Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined Return on Average Assets to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus CapStar Financial Holdings, Inc. TSR
Compensation Actually Paid ($ in Millions)
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
Company TSR (FYE 2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
100
90
130
111
0.95
0.66
1.55
0.58
0.86
0.26
2019
2020
2021
2022
Fiscal Year
Timothy Schools Compensation Actually Paid
Average NEO Compensation Actually Paid
CapStar Financial Holdings, Inc. TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus CapStar Financial Holdings, Inc. Net Income
Compensation Actually Paid ($ in Millions)
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
Net Income ($ in Millions)
$60
$50
$40
$30
$20
$10
$0
25
49
39
0.95
0.66
1.55
0.58
0.86
0.26
2020
2021
2022
Fiscal Year
Timothy Schools Compensation Actually Paid
Average NEO Compensation Actually Paid
CapStar Financial Holdings, Inc. Net Income

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid
Versus CapStar Financial Holdings, Inc. Return on Average Assets
Compensation Actually Paid ($ in Millions)
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
Return on Average Assets
1.8%
1.6%
1.4%
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
0.94%
1.56%
1.24%
0.95
0.66
1.55
0.58
0.86
0.26
2020
2021
2022
Fiscal Year
Timothy Schools Compensation Actually Paid
Average NEO Compensation Actually Paid
Return on Average Assets

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the ABA Community Bank Index over the same period.

Comparison of Cumulative TSR of CapStar Financial Holdings, Inc. and
ABA NASDAQ Community Bank Index
$150
$100
$50
$0
TSR (FYE 2019 Indexed to $100)
$90.12
$130.02
$111.20
$85.57
$113.25
$102.65
12/31/2019
12/31/2020
12/31/2021
12/31/2022
CapStar Financial Holdings, Inc. TSR
ABA NASDAQ Community Bank Index TSR

Tabular List of Most Important Financial Performance Measures

The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Return on Average Assets Operating Core Bank Pre-Tax Pre-Provision Net Income Earnings Per Share Relative Tangible Book Value Per Share Growth

The foregoing disclosures relating to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board, as recommended and approved by the Audit Committee, has appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2023 and seeks ratification of the appointment by our shareholders. Elliott Davis, LLC has served as our independent registered public accounting firm since 2017. The Board, however, retains sole authority over the appointment and replacement of the Company’s independent registered public accounting firm. As a result, despite any ratification of this engagement of Elliott Davis, LLC by the Company’s shareholders, the Board will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to audit the consolidated financial statements and internal controls of the Company for fiscal year ending December 31, 2023, or to take any other related action if judged by the Board to be in the best interests of the Company. Shareholder ratification of the Audit Committee’s appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2023 is not required by our Bylaws or otherwise. Nonetheless, the Board, as a matter of good governance, has elected to submit the appointment of Elliott Davis, LLC to our shareholders for ratification. If the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023 is not ratified by the shareholders, then the matter will be referred to the Audit Committee for further review and action.

Required Vote

If a quorum is present, this Proposal 3 will be approved if the votes cast for Proposal 3 exceed the votes cast against Proposal 3.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Elliott Davis, LLC for the two most recent fiscal years ended December 31, 2022 and December 31, 2021, respectively:

	2022	2021
Audit Fees (1)	$256,000	$247,250
Audit-Related Fees (2)	14,000	12,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$270,000	$259,750

(1)
Audit fees relate to services rendered in connection with the annual independent audit of the Company’s consolidated financial statements and internal controls over financial reporting for the years ended December 31, 2022 and 2021 and reviews of the Company’s annual report on Form 10-K, review of interim financial information contained in Forms 10-Q, and annual audit of the Company’s 401(k) profit sharing plan financial statements included in Form 11-K.
(2)
Audit-related fees relate to services rendered in connection with a required regulatory audit for the U.S. Department of Housing and Urban Development.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee reviews and pre-approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm as well as the scope, fees, and other terms of such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated its authority to pre-approve audit, audit-related, and non-audit services to the Chair of the Committee. For the fiscal years 2022 and 2021, respectively, all of the audit and non-audit services provided by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee or the Chair of the Audit Committee in accordance with the Audit Committee Charter.

Participation of Representatives of Independent Registered Public Accounting Firm

Representatives of Elliott Davis, LLC will participate in the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•

Received the required annual communications regarding Elliott Davis, LLC’s audit of the consolidated financial statements for the years ended December 31, 2022 and internal control over financial reporting as of December 31, 2022

•	Reviewed and discussed with management the Company’s annual audited financial statements for 2022

•

Discussed with Elliott Davis, LLC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board “(PCAOB”) and the SEC

•

Received from Elliott Davis, LLC the written disclosures and the letter required by applicable requirements of the PCAOB regarding Elliott Davis, LLC’s communication with the Audit Committee concerning independence

•	Discussed with Elliott Davis, LLC its independence

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the SEC.

While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that CapStar’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. CapStar’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit Committee:

Sam B. DeVane (Chair)
Thomas R. Flynn
Myra NanDora Jenne
Joelle J. Phillips Toby Wilt

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or the Exchange Act.

ADDITIONAL INFORMATION

How and when may I submit proposals (including director nominations) for CapStar’s 2024 Annual Meeting of Shareholders?

We will consider for inclusion in our proxy materials for the 2024 Annual Meeting of Shareholders proposals that are received no later than November 11, 2023 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Bylaws provide that at any annual meeting of the shareholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (B) otherwise properly made at the annual meeting, by or at the direction of the Board; or (C) otherwise properly requested to be brought before the annual meeting by a shareholder of the Company in accordance with the Company’s Bylaws. For nominations of individuals for election to the Board or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must: (1) be a shareholder of record at the time such shareholder’s notice is delivered to the Corporate Secretary and at the time of the annual meeting; (2) be entitled to vote at such annual meeting; (3) strictly comply with the notice and information requirements and procedures set forth in the Company’s Bylaws as to such business or nomination; and (4) strictly comply with Rule 14a-19 promulgated under the Exchange Act, including, without limitation, the requirement to solicit at least 67% of the voting power of shares entitled to vote on the election of directors.

For any nominations or any other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof (including any documents require by the Company’s Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Corporate Secretary, and such other business must otherwise be a proper matter for shareholder action.

To be timely, a notice of the intent of a shareholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date the Company made its proxy materials available for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after its anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2024 Annual Meeting of Shareholders must inform the Company by sending written notice to the Company’s Corporate Secretary at CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than November 11, 2023 nor later than December 26, 2023. The persons named as proxies in the Company’s proxy for the 2022 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Company’s Bylaws, which were filed with the SEC on October 28, 2019 as Exhibit 3.2 to our Company’s Current Report on Form 8-K. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

How can I obtain CapStar’s Annual Report?

Our Annual Report, as filed with the SEC, can be accessed electronically, along with this Proxy Statement, by following the instructions contained on our proxy card and is also available on the Investor Relations webpage of our corporate website at www.ir.capstarbank.com under the portal entitled “Corporate Governance—Financials & Filings—Annual Report & Proxies.” Information that is presented or hyperlinked on our website is not incorporated by reference into this Proxy Statement.

If you wish to receive a physical copy of our Annual Report, as well as a copy of any exhibit to the Annual Report specifically requested, we will mail these documents to you free of charge. Requests should be sent to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing paper copies of our proxy materials and posting our proxy materials on an Internet website, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

Shareholders who share an address may receive only a single copy of our proxy materials, except that a separate proxy card will be sent for each shareholder of record residing at the address. This process is known as “householding.” Shareholders who desire either to receive multiple copies of our proxy materials, or to receive only a single copy in the future, should contact their broker, bank or other agent. If you are a shareholder of record, you may contact us at (i) CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455. We will promptly deliver a separate copy of any of these materials to you free of charge.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of CapStar common stock, please (i) contact CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations, (ii) email ir@capstarbank.com or (iii) call (615) 732-6455.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

Amy C. Goodin
Secretary

ndatio

CAPSTAR FINANCIAL HOLDINGS, INC.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/CSTR** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-291-7759** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CSTR.

Capstar Financial Holdings, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of February 24, 2023

TIME: Wednesday, April 19, 2023 2:00 PM, Central Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CSTR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Timothy K. Schools and Amy Goodin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Capstar Financial Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in the Retirement Savings 401(k) Plan of the Company (the "Plan"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by Thursday, April 13, 2023 at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary.

Proxies delivered by mail must be received by 11:59 PM Eastern Time on April 18, 2023, and proxies submitted by the Internet or telephone must be received by 2:05 PM Central Time on April 19, 2023.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Capstar Financial Holdings, Inc.

Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following eleven (13) directors to serve until the 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified:				
		FOR	**WITHHOLD**		
	1.01 L. Earl Bentz	☐	☐		**FOR**
	1.02 William T. ("Pete") DeLay	☐	☐		**FOR**
	1.03 Sam B. DeVane	☐	☐		**FOR**
	1.04 Thomas R. Flynn	☐	☐		**FOR**
	1.05 W. Harrison Frist, Jr.	☐	☐		**FOR**
	1.06 Louis A. Green III	☐	☐		**FOR**
	1.07 Valora S. Gurganious	☐	☐		**FOR**
	1.08 Myra NanDora Jenne	☐	☐		**FOR**
	1.09 Joelle J. Phillips	☐	☐		**FOR**
	1.10 Timothy K. Schools	☐	☐		**FOR**
	1.11 Stephen B. Smith	☐	☐		**FOR**
	1.12 James S. Turner, Jr.	☐	☐		**FOR**
	1.13 Toby S. Wilt	☐	☐		**FOR**
		FOR	**AGAINST**	**ABSTAIN**	
2.	To approve, on a non-binding, advisory basis, the Company's named executive officer compensation;	☐	☐	☐	**FOR**
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	☐	☐	☐	**FOR**

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CSTR.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) _______ Date _______ Signature (if held jointly) _______ Date _______